UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

DEFINITIVE PROXY STATEMENT
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Oil-Dri Corporation of America
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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October 30, 2017

Dear Stockholder:
The Board of Directors and all of us on the management team cordially invite you to attend the 2017 Annual Meeting of Stockholders on Tuesday, December 12, 2017, at 9:30 a.m., local time, at The Standard Club, 320 South Plymouth Court, Chicago, Illinois 60604-3802.
The matters expected to be acted on at the meeting are described in the attached Proxy Statement. We are recommending a slate of nine directors to be elected to our Board of Directors. Their biographies and qualifications appear in the Proxy Statement. In addition, we ask that you ratify the appointment of Grant Thornton LLP as our independent auditor for the fiscal year ending July 31, 2018. Also, we are conducting two advisory votes. We are asking for your approval, on an advisory basis, of the compensation of the named executive officers disclosed in this Proxy Statement and for your selection, on an advisory basis, of the frequency of future advisory votes on the compensation of the named executive officers.
We encourage you to read our Annual Report on Form 10-K for the fiscal year ending July 31, 2017 that is available at www.proxyvote.com. It includes information on our operations, markets, products, services, and known risk factors, as well as our audited consolidated financial statements.
Immediately following adjournment of the Annual Meeting, we will review the results of the past year and look at some of the potential opportunities that lie ahead.
We look forward to seeing you at the Annual Meeting. Whether you plan to attend or not, you can be sure your shares are represented at the meeting by voting over the Internet or by telephone, as instructed in the Notice Regarding Availability of Proxy Materials or proxy card. If you received a Notice Regarding the Availability of Proxy Materials in the mail, you may also request a paper proxy card to submit your vote by mail if you prefer.

Sincerely,

DANIEL S. JAFFEE
President and Chief Executive Officer

i

OIL-DRI CORPORATION OF AMERICA
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on December 12, 2017

To the Stockholders of
Oil-Dri Corporation of America:
The 2017 Annual Meeting of Stockholders of Oil-Dri Corporation of America, a Delaware corporation (the “Company”), will be held at 9:30 a.m., local time, on Tuesday, December 12, 2017, at The Standard Club, located at 320 South Plymouth Court, Chicago, Illinois 60604-3802.
The meeting will be held for the following purposes:
1.    To elect nine directors;
2.    To ratify the appointment of Grant Thornton LLP as the Company’s independent auditor for the fiscal year ending July 31, 2018;
3.    To approve, on an advisory basis, the compensation of the named executive officers disclosed in this Proxy Statement;

4.    To select, on an advisory basis, the frequency of future advisory votes on the compensation of the named executive officers; and

5.    To transact such other business as may properly come before the meeting and any adjournment thereof.

Our Board of Directors has determined that only holders of record of outstanding shares of Common Stock and Class B Stock at the close of business on Monday, October 16, 2017, are entitled to notice of, and to vote at, the meeting and any adjournment thereof.
Your vote is very important. Whether you intend to be present at the meeting or not, you are encouraged to vote, as promptly as possible, over the Internet or by telephone, as instructed in the Notice Regarding the Availability of Proxy Materials or proxy card. If you received a Notice Regarding the Availability of Proxy Materials in the mail, you may also request a paper proxy card to submit your vote by mail if you prefer.
For further information relating to the meeting, please see the following pages.

By Order of the Board of Directors,

DOUGLAS A. GRAHAM
Secretary
Chicago, Illinois
October 30, 2017

ii

The Company is pleased to take advantage of the United States Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders via the Internet. These rules allow the Company to provide you with the information you need while lowering the costs and environmental impact associated with printing and mailing proxy materials for the Annual Meeting.

OIL-DRI CORPORATION OF AMERICA
410 North Michigan Avenue
Suite 400
Chicago, Illinois 60611-4213
______________
PROXY STATEMENT
______________
GENERAL INFORMATION
     This Proxy Statement is delivered and solicited on behalf of the Board of Directors of Oil-Dri Corporation of America, a Delaware corporation, in connection with the 2017 Annual Meeting of Stockholders to be held at 9:30 a.m., local time, on Tuesday, December 12, 2017, at The Standard Club, located at 320 South Plymouth Court, Chicago, Illinois 60604-3802 (the “2017 Annual Meeting”), notice of which accompanies this Proxy Statement, and at any adjournment of the meeting. The Notice Regarding the Availability of Proxy Materials (the “Notice”) is being distributed, and the Notice of Annual Meeting of Stockholders, this Proxy Statement and form of proxy are being made available on the Internet, on or about October 30, 2017. In addition, we encourage you to review our Annual Report on Form 10-K that was filed on October 10, 2017. Our Form 10-K should not be deemed to be part of this Proxy Statement.
As a stockholder, you are invited to attend the 2017 Annual Meeting and are requested to vote on the items of business described in this Proxy Statement. This Proxy Statement includes information that we are required to provide to you under the United States Securities and Exchange Commission (“SEC”) rules, and is designed to assist you in voting your shares. Whenever we refer in this Proxy Statement to the “2017 Annual Meeting,” we are also referring to any meeting that results from an adjournment of the 2017 Annual Meeting. Except as otherwise indicated herein or as the context otherwise requires, references to the “Company,” “we,” “us” or “our” refer to Oil-Dri Corporation of America.
Commonly Asked Questions and Answers
1.    Why am I receiving these materials?
The Notice is being delivered to all stockholders of record as of the close of business on October 16, 2017 (the “Record Date”) in connection with the solicitation of proxies on behalf of our Board of Directors for use at the 2017 Annual Meeting on December 12, 2017.

2.	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
Pursuant to “e-proxy” rules adopted by the SEC, we may furnish proxy materials, including this Proxy Statement and our Annual Report (collectively, “proxy materials”), to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Accordingly, we are mailing the Notice to our stockholders of record and beneficial owners as of the Record Date and making the proxy materials available on the Internet.

3.    How can I access the proxy materials over the Internet?
The Notice and proxy card or voting instruction card contain instructions on how to view the proxy materials on the Internet, vote your shares on the Internet, and request electronic delivery of future proxy materials. An electronic copy of this Proxy Statement and Annual Report are available at www.proxyvote.com. If you received a Notice and would like to receive a paper copy of the proxy materials free of charge, please follow the instructions in the Notice.

4.	Who is entitled to vote at the 2017 Annual Meeting?
Our Board of Directors has established the close of business on Monday, October 16, 2017, as the Record Date for the 2017 Annual Meeting. Only stockholders of record as of the close of business on the Record Date are entitled to receive notice of, and to vote at, the 2017 Annual Meeting.
Holders of Common Stock are entitled to one vote per share and holders of Class B Stock are entitled to ten votes per share (on a non-cumulative basis for each director to be elected when voting for the election of directors) and vote together without regard to class (except that any amendment to our Certificate of Incorporation changing the number of authorized shares or adversely affecting the rights of holders of Common Stock or Class B Stock requires the separate approval of the affected class as well as the approval of both classes voting together). Holders of Class B Stock are entitled to convert any and all of their shares into Common Stock on a share-for-share basis at any time. Shares of Class B Stock are also subject to mandatory conversion under certain circumstances. As of the Record Date, 5,114,186 shares of Common Stock and 2,182,381 shares of Class B Stock were outstanding.
Registered Stockholders. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the 2017 Annual Meeting.
Beneficial Stockholders. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name”, and the Notice was forwarded to you by your broker or nominee, who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares. Beneficial owners are also invited to attend the 2017 Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the 2017 Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of the proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.
5.    What proposals are being voted on at the 2017 Annual Meeting?
Stockholders are being asked to vote upon the following items of business at the 2017 Annual Meeting:

1.	the election of nine directors, each to hold office for a one-year term ending at our 2018 Annual Meeting of Stockholders;

2.	the ratification of the appointment of Grant Thornton LLP (“Grant Thornton”) as our independent auditor for the fiscal year ending July 31, 2018 (“fiscal 2018”);

3.	the approval, on an advisory basis, of the compensation of the named executive officers disclosed in this Proxy Statement;

4.	the selection, on an advisory basis, of the frequency of future advisory votes on the compensation of the named executive officers;

and to transact such other business as may properly come before the 2017 Annual Meeting. Our Board of Directors knows of no other items of business that will be presented for consideration at the 2017 Annual Meeting other than those described in this Proxy Statement. In addition, no stockholder proposal or nomination was received prior to the deadline specified in our Amended and Restated By-Laws (“By-Laws”), so no such matters may be brought to a vote at the 2017 Annual Meeting.
6.    What are the voting recommendations of the Company’s Board of Directors?
Our Board of Directors recommends that you vote your shares as follows:

•	“FOR” the election of each of the nine nominees to the Board of Directors;

•	“FOR” the ratification of the appointment of Grant Thornton as the Company’s independent auditor for fiscal 2018;

•	“FOR” the approval of the compensation of the named executive officers disclosed in this Proxy Statement; and

•	“THREE YEARS” with respect to the frequency of future advisory votes on the compensation of the named executive officers.
7.    How do I cast my vote?
If you are a stockholder of record, you may vote in several different ways:
In person at the 2017 Annual Meeting
You may vote in person at the 2017 Annual Meeting. You may also be represented by another person at the meeting by executing a proxy properly designating that person.
By Internet
You may vote using the Internet by submitting your voting instructions at www.proxyvote.com. You should have the Notice or your proxy card available when you go online. If you vote on the Internet, you may also request electronic delivery of future proxy materials. Internet voting for stockholders of record will be available until 11:59 p.m., Eastern Time, on December 11, 2017.
By telephone
You may vote by requesting a paper copy of the proxy materials, which will include a proxy card, and then calling the telephone number on the proxy card. Please have your proxy card in hand when you call and use any touch-tone phone to transmit your voting instructions. Telephone voting for stockholders of record will be available until 11:59 p.m., Eastern Time, on December 11, 2017.
By mail
You may vote by mail by requesting a paper copy of the proxy materials, which will include a proxy card, and then completing, signing, dating and returning the proxy card in the postage-paid envelope provided with the paper copy of the proxy materials.
If you are a beneficial stockholder (see question four above for more information), you must provide instructions to your bank, broker or other nominee as to how your shares should be voted. Your bank, broker or other nominee will usually provide you with the appropriate voting instruction form at the time you receive this Proxy Statement. The availability of telephone and Internet voting for beneficial owners of shares held in “street name” will depend on your bank, broker or other nominee. We recommend that you follow the voting instructions on the materials you receive from that entity. To vote in person at the 2017 Annual Meeting, you must obtain a legal proxy from your bank, broker or other nominee and present it to the Inspector of Election with your ballot. Your shares may be voted even if you do not provide voting instructions because banks, brokers and nominees generally have the authority under New York Stock Exchange (“NYSE”) rules to vote on “routine matters.” The proposal to ratify the appointment of our independent auditor is considered a routine matter. The following are considered non-routine matters: (a) the election of directors, (b) the approval of the non-binding advisory vote on the compensation of the named executive officers disclosed in this Proxy Statement, and (c) the selection, on an advisory basis, of the frequency of future advisory votes on the compensation of the named executive officers.
Unless you decide to change your vote, use only one method to send us your vote. If you requested a printed set of the proxy materials and voted by telephone or by Internet, you do not have to return your proxy card or voting instruction form. Even if you plan to attend the 2017 Annual Meeting, we recommend that you vote your shares in advance so that your vote will be counted if you later decide not to attend the meeting.
If no contrary instructions are indicated in the proxy, each proxy will be voted “FOR” the election of the nine nominees to our Board of Directors named below, “FOR” the ratification of the appointment of Grant Thornton as our independent auditor for fiscal 2018, “FOR” the approval of the compensation of the named executive officers disclosed in this Proxy Statement, and “THREE YEARS” with respect to the frequency of future advisory votes on the compensation of the named executive officers. In their discretion, the named proxy holders are authorized to vote on any other matters that may properly come before the 2017 Annual Meeting.
8.    Can I change my vote?
Yes, if you vote by proxy, you may revoke that proxy at any time before it is voted at the 2017 Annual Meeting. If you are the stockholder of record, you may do this by:

•	voting again on the Internet or by telephone prior to 11:59 p.m., Eastern Time, on December 11, 2017;

•	signing another proxy card with a later date and delivering it to Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717, prior to the 2017 Annual Meeting; or

•	attending the 2017 Annual Meeting in person and delivering your proxy or casting a ballot.
If you are a beneficial stockholder and you have instructed your bank, broker or other nominee to vote your shares, you may revoke those instructions by following the directions received from your bank, broker or other nominee to change those instructions.
9.    What constitutes a quorum at the 2017 Annual Meeting?
A majority of all outstanding shares of Common Stock and Class B Stock entitled to vote at the 2017 Annual Meeting constitutes a quorum, which is the minimum number of shares that must be present or represented by proxy at the 2017 Annual Meeting to transact business. Once a share is represented for any purpose at the 2017 Annual Meeting, it will be deemed present for quorum purposes for the remainder of the meeting (including any meeting resulting from an adjournment of the 2017 Annual Meeting, unless a new record date is set).
10.    How are broker non-votes and abstentions counted?
A broker non-vote occurs when shares held as of record by a broker are not voted with respect to a particular proposal because the broker does not have discretionary authority to vote on the matter and has not received voting instructions from its clients. If your broker holds your shares as of record in its name and you do not instruct your broker how to vote, your broker will only have discretion to vote your shares on “routine” matters. Where a proposal is not “routine,” a broker who has not received instructions from its clients does not have discretion to vote its clients’ uninstructed shares on that proposal. At the 2017 Annual Meeting, only the proposal to ratify the appointment of our independent auditor is considered a routine matter. Therefore, absent directions from you, your broker will not have discretion to vote on the election of directors, the approval of the non-binding advisory vote on the compensation of the named executive officers disclosed in this Proxy Statement, and the selection, on an advisory basis, of the frequency of future advisory votes on the compensation of the named executive officers.

Broker non-votes and abstentions by stockholders from voting will be counted towards determining whether or not a quorum is present at the 2017 Annual Meeting. However, because broker non-votes and abstentions are not voted affirmatively or negatively, they will have no effect on the approval of any of the proposals, except (i) as to routine matters for which brokers exercise their discretion as discussed above and (ii) abstentions with respect to proposals that require an affirmative majority of the votes present at the 2017 Annual Meeting or represented by proxy, which have the same legal effect as a vote against the proposal as described below.
11.    How many votes are needed to approve the proposals?
A director may only be elected by a plurality of votes cast. Accordingly, we count proxies and ballots marked for all nominees listed (including executed proxies submitted by stockholders who request to receive paper copies of the proxy materials that are not marked regarding the election of directors, which will be voted for all listed nominees), or those voting for some but not all nominees that specify votes withheld for one or more designated nominees, to determine the total number of votes cast for each nominee. The nine nominees who receive the largest number of votes will be elected. Shares for which authority is withheld to vote for director nominees and broker non-votes have no effect on the outcome of the election of directors.
An affirmative majority of the votes present at the 2017 Annual Meeting or represented by proxy is necessary for ratification of the appointment of Grant Thornton as our independent auditor for fiscal 2018 and for the approval of the non-binding advisory vote on the compensation of the named executive officers disclosed in this Proxy Statement. Any abstention by those present or represented by proxy has the same legal effect as a vote against these two proposals. Because the proposal for ratification of the appointment of Grant Thornton as our independent auditor for fiscal 2018 is considered a routine matter under the rules of the NYSE, banks, brokers and other nominees are able to vote on this matter even if no voting instructions are provided by the beneficial owner.
For the non-binding advisory vote on the frequency of future advisory votes on the compensation of the named executive officers, the frequency (every one, two or three years) receiving the greatest number of votes cast will be considered to be the recommendation of the stockholders. Abstentions and broker non-votes have no effect on the outcome of the stockholder recommendation.
12.    Who will count the vote?
We have retained Broadridge Financial Solutions, Inc. (“Broadridge”) to tabulate the vote and act as Inspector of Election. Information about Broadridge is available at www.broadridge.com. Proxies and ballots that identify the votes of individual stockholders are kept confidential from the Company’s management and directors. Only Broadridge, as the proxy tabulator and Inspector of Election, has access to the ballots, proxy cards and voting instruction forms. Broadridge will disclose information taken from the ballots, proxy cards and voting instruction forms only in the event of a proxy contest or as otherwise required by law.
13.    Where can I find the voting results of the 2017 Annual Meeting?
We intend to announce preliminary voting results at the 2017 Annual Meeting. Within four business days following the adjournment of the 2017 Annual Meeting, we intend to disclose the final voting results of each proposal being voted on at the 2017 Annual Meeting in a Current Report on Form 8-K.

14.	How does a stockholder propose actions for consideration at next year’s annual meeting of stockholders?
For your proposal to be considered for inclusion in our proxy statement for next year’s annual meeting, we must receive your written proposal no later than July 4, 2018. Your proposal should be addressed to the Corporate Secretary, Oil-Dri Corporation of America, 410 North Michigan Avenue, Suite 400, Chicago, Illinois 60611-4213. In addition, be aware that your proposal must comply with SEC regulations regarding inclusion of stockholder proposals in company-sponsored proxy materials and other applicable laws.

Although our Board of Directors will consider all proposals, it has the right to omit any proposals it is not required to include. Proposals submitted in writing between July 4, 2018 and August 3, 2018 (assuming the meeting is held not more than 30 days from December 12, 2018) may be considered at next year’s annual meeting but will not be included in our proxy statement. All proposals should be addressed to the Corporate Secretary, Oil-Dri Corporation of America, 410 North Michigan Avenue, Suite 400, Chicago, Illinois 60611-4213. In addition, the proposal must satisfy all of the other requirements set forth in our By-Laws and all applicable laws.

15.	Can I elect to receive future proxy solicitations via mail or online?
Yes, you may either request to receive printed copies of all future proxy statements, proxy cards and annual reports in the mail or request to receive all such future proxy materials via e-mail or the Internet. If you request to receive all future proxy materials via e-mail or the Internet, you will not receive paper copies of these stockholder communications in the mail. To sign up for electronic delivery, follow the instructions on the form of proxy card under the heading “ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS” to indicate that you agree to receive or access stockholder communications electronically in future years. If you hold your shares through a bank, broker or other nominee, contact that entity for information as to whether and how you can elect electronic delivery.

16.	Why did I receive more than one package of proxy materials?
This means that you have multiple accounts holding shares of Common Stock or Class B Stock. These may include accounts with our transfer agent, Computershare, and accounts with a bank, broker or other nominee. Please complete, sign, date and return (or vote via the Internet or telephone with respect to) each proxy card and voting instruction form that you receive with each package of proxy materials to ensure that all of your shares are voted.

17.	Can I receive future proxy statements, annual reports and certain other stockholder information in a single package per household?
If you have elected to receive paper copies of the proxy materials and your household received more than one copy of the Company’s Annual Report on Form 10-K and Proxy Statement, and you wish to reduce the number you receive, you may enroll in householding online at www.proxyvote.com or you may check the “yes” box on the proxy card next to the statement “Please indicate if you consent to receive certain future investor communications in a single package per household.” By checking this box, you are consenting to the mailing of the proxy statements, annual reports and certain other stockholder information in a single package per household. Please note that each registered stockholder in your household will need to consent to this option in order for the household delivery to take effect for such stockholder’s mailings. Despite signing up for household delivery of certain stockholder mailings, the Company will continue to separately mail a proxy card for each registered stockholder account.
You may revoke your consent at any time by calling (866) 540-7095 or writing to Broadridge Financial Solution, Attn: Householding Department, 51 Mercedes Way, Edgewood, NY 11717. If you revoke your consent, the Company will begin sending you individual copies of these documents within 30 days after receipt of your revocation notice.

18.	Who may solicit proxies?
Our directors, officers and employees may solicit proxies on behalf of our Board of Directors via mail, telephone, facsimile, e-mail and personal contact. Our directors, officers and employees will receive no additional compensation for soliciting proxies.

19.	Who pays for the cost of this proxy solicitation?
We will bear the cost of this proxy solicitation, including reimbursing banks, brokers and other nominees for reasonable expenses of sending out proxy materials to beneficial stockholders.

20.	What if I have additional questions not addressed here?
You may call Investor Relations at (312) 321-1515 or e-mail Investor Relations at InvestorRelations@oildri.com.

PROPOSALS

1. Election of Directors
The Company proposes that the following nine individuals be elected to our Board of Directors. Each nominee currently serves as a director. In connection with the nominations of Richard M. Jaffee, J. Steven Cole, Joseph C. Miller and Allan H. Selig, our Board of Directors, as permitted under our Corporate Governance Guidelines, waived our age 75 service limit, as described under “Corporate Governance Matters – Director Nominations” below. If any nominee should be unable or unwilling to serve, which is not now contemplated, the proxy holders may, but will not be bound to, vote for a substitute nominee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE ELECTION OF THE FOLLOWING NOMINEES AS DIRECTORS.

Richard M. Jaffee	Age 81	Director since 1958
Chairman of the Board of the Company
Mr. Jaffee received a degree from the University of Wisconsin School of Business in 1957. He received an honorary Doctor of Humane Letters degree from the Illinois Institute of Technology in 2001 and an honorary Doctor of Humane Letters degree from Rush University in 2013. He earned his CPA certificate from the State of Illinois in 1957 and worked briefly for the public accounting firm of Touche Niven, et al., a predecessor of Deloitte & Touche LLP. After service as an officer in the United States Army, he joined the Company in 1958, becoming its president in 1960, a position he held until 1995. He served as Chief Executive Officer of the Company from 1962 until 1997. Mr. Jaffee retired as an employee of the

Company in 2001. He has served as Chairman of the Board of the Company since 1962. Mr. Jaffee served as director of the bank now known as BMO Harris Bank N.A. (“BMO Harris”) until his retirement from that board in May 2006. BMO Harris provides banking and related services to the Company on customary terms. From January 2008 to November 2013, Mr. Jaffee served as Chairman of the Board of Trustees of Rush University Medical Center and Chairman of its Executive Committee. He continues to serve on the Board of Trustees, the Executive Committee and other Rush board committees. He is a life trustee of the Illinois Institute of Technology, the Museum of Science and Industry and the Chicago History Museum. Mr. Jaffee has served on an SEC advisory committee on smaller public companies and on an advisory committee to the Chicago Federal Reserve. Mr. Jaffee is the father of Daniel S. Jaffee, who is a director and our President and Chief Executive Officer and who is also a nominee for director. Mr. Jaffee is also the father-in-law of Thomas F. Cofsky, one of our named executive officers.
Mr. Jaffee brings to our Board of Directors nearly 60 years of experience with the Company. He therefore has significant knowledge of all aspects of the Company’s business and the sorbent minerals industry. Mr. Jaffee also has had extensive experience in compliance with securities law and regulations. He was Chief Executive Officer of the Company at the time of its initial public offering and until 1997. He has also served on advisory committees to the SEC and the Chicago Federal Reserve. In his current roles with the Board of Trustees of Rush University Medical Center, he continues to be involved in board governance and oversight.

Daniel S. Jaffee	Age 53	Director since 1992
President and Chief Executive Officer of the Company
Mr. Jaffee graduated from Georgetown University in 1986. Mr. Jaffee joined the Company in 1987 after a year with the accounting firm now known as PricewaterhouseCoopers LLP. He was a product manager in the Industrial and Agricultural divisions of the Company until 1989. In 1990, he became Chief Financial Officer of the Company, a position he held until 1995. From 1990 to 1995, he also held group vice presidential positions in the areas of Canadian and domestic operations, finance, management, information systems and consumer products. Mr. Jaffee became President of the Company in 1995 and Chief Executive Officer in 1997. He was Chief Operating Officer from 1995 to 1997. Mr. Jaffee received an M.B.A. from the

Kellogg Graduate School of Management of Northwestern University in 2004. Mr. Jaffee’s civic activities include serving as a member of the Board of Directors of the Anti-Cruelty Society of Chicago and as a Trustee of the Chicago History Museum. He is also a member of the Board of Directors of Elkay Manufacturing Company (“Elkay”). Mr. Jaffee is the son of Richard M. Jaffee, who is the Chairman of our Board of Directors and who is also a nominee for director. Mr. Jaffee is also the brother-in-law of Thomas F. Cofsky, one of our named executive officers.
Mr. Jaffee’s individual qualifications include extensive strategic Company and sorbent minerals industry experience gained through his long service to the Company in various operational, management and executive positions. His deep knowledge of the sorbent minerals industry is augmented by the special perspective he brings to the Board as a third-generation family stockholder. In addition, his experience on the Board of Directors of Elkay and his active involvement in the local community in advisory roles for several not-for-profit organizations add to his perspective on effective management and strategy for the long-term success of the Company.

J. Steven Cole	Age 83	Director since 1981
President, Cole & Associates
Mr. Cole graduated from the University of Wisconsin in 1957. After serving as an officer in the United States Army, he received a master’s degree from the American Graduate School for International Business following graduate studies at the University of Michigan. He began his career at Abbott Laboratories in 1962. Later, he joined G.D. Searle and Company, where he became Vice President of the Asian and Canadian Divisions, a position he held until 1986. In 1986, Mr. Cole joined A.H. Robins Company, where he was a Senior Vice President responsible for all international operations until 1990. In 1990, he joined SAV-A-LIFE Systems, Inc., a firm selling specialty products to the dental and medical professions, where he served as President until 1994 and then Chairman of the Board until 2000. In 1990, Mr. Cole also became President of Cole & Associates, an international consulting firm. Mr. Cole is also a director of Aculux, Inc. and Ocularis Inc.
Mr. Cole’s individual qualifications include broad experience in international business and product development. Mr. Cole’s expertise includes past leadership of various divisions of multi-national corporations with direct responsibility for international operations. In addition, Mr. Cole has served in a corporate governance role at another public company and is an “audit committee financial expert” under SEC rules. He is an accomplished advisor to many companies and organizations, providing leadership in product development, general management and technical development and has contributed to efforts dedicated to reducing trade barriers to global businesses through his active involvement with trade associations.

Joseph C. Miller	Age 75	Director since 1989
Vice Chairman of the Board of the Company Independent Consultant
Mr. Miller graduated from the West Virginia University School of Business in 1964. After serving as an officer in the United States Army, he joined Republic Steel Corporation in 1966. Mr. Miller served as President of Lowes, Inc., Inland Distributing and Whiteford Transportation Systems. He joined the Company in 1989 as Vice President of Corporate Planning and Marketing. He served as Group Vice President for Sales, Marketing and Distribution from 1990 to 1993. Mr. Miller was Senior Vice President for the Consumer,

Industrial & Environmental and Transportation Groups of the Company from 1993 to 1995. He became Vice Chairman of the Board in 1995. Mr. Miller was an employee of the Company until 2000, when he became an independent consultant specializing in strategic planning. Mr. Miller is a member of the board of advisors of Kamterter Products, LLC.
Mr. Miller’s individual qualifications include his leadership experience as chief executive and chief operating officer of several corporations, including prior sorbent minerals industry experience. In addition, he brings to the Board skills gained through his 11 years of employment with the Company in various operational, management and executive positions. He also serves on the advisory boards of several other companies and offers additional perspective gained through his experience as a strategic planning consultant.

Michael A. Nemeroff	Age 54	Director since 2006
President and Chief Executive Officer, Vedder Price P.C.
Mr. Nemeroff received a bachelor’s degree from the State University of New York at Binghamton in 1985 and earned a J.D. from George Washington University in 1988. He joined the law firm of Vedder Price P.C. (“Vedder Price”) in 1988 and has been the Chairman of the firm’s Finance & Transaction Group and an equity shareholder since 1995. Since 1998, he has served on the firm’s Board of Directors. Since 2005, Mr. Nemeroff has served as President and CEO of Vedder Price and a member of the Executive Committee of the firm’s Board of Directors. Vedder Price regularly provides services to the Company. Mr. Nemeroff serves as a legal advisor to the G100, an elite international organization of leading chief executive officers from Fortune 500 publicly traded corporations. He also serves as an Executive Committee and Board of Directors member of Chicago Children’s Choir, a not-for-profit organization making a difference in the lives of children through musical excellence, a Trustee of the Chicago History Museum and Board Chair of The Wallis Annenberg Center for the Performing Arts in Beverly Hills, CA.
Mr. Nemeroff’s individual qualifications include his expertise as a corporate and transactional attorney advising clients on corporate governance, mergers and acquisitions and executive compensation as well as the financial underpinnings of these complex practice areas. In addition, Mr. Nemeroff brings to the Board risk management, finance and business operations experience gained in the various management positions he has held at Vedder Price, including the position of President and Chief Executive Officer of that international law firm.

George C. Roeth	Age 56	Director since 2016
President and Chief Executive Officer, Central Garden & Pet Company
Mr. Roeth received a Bachelor of Science in Business Administration from the University of California at Berkeley in 1983 and earned a Master of Business Administration from the Kellogg Graduate School of Management of Northwestern University in 1987. From 1987 to 2014, Mr. Roeth held various positions at The Clorox Company (“Clorox”). Most recently, from 2013 to 2014, he served as Chief Operating Officer of Lifestyle, Household and Global Operating Functions of Clorox. Previously, he served as Senior Vice President and General Manager, during which time he was also Chairman of the Board for the Clorox and Procter & Gamble Glad Products Joint Venture. Prior to that, Mr. Roeth served in several senior-level marketing and operations roles at Clorox, including Senior Vice President and General Manager, Vice President of Growth and Marketing, and Vice President of Brand Development, among others. Following his retirement from Clorox in 2014, he served on the Gryphon Investors Executive Advisory Board, advising on investments in the consumer packaged goods business until 2016. In 2015, Mr. Roeth joined the Board of Directors of Central Garden & Pet Company (“Central Garden”) and was named President and Chief Executive Officer of that company in 2016. He also currently serves on the board of the East Oakland Youth Development Foundation.
Mr. Roeth’s individual qualifications include his proven track record of delivering profitable growth in challenging and highly competitive business environments and his success in simultaneously driving global sales, lowering costs and improving customer satisfaction during his tenures at Clorox and Central Garden. He also brings to the Board his extensive experience in, and his comprehensive understanding of, the consumer products industry.

Allan H. Selig	Age 83	Director since 1969
Commissioner Emeritus of Major League Baseball President and Chairman of the Board, Selig Leasing Company Inc.
Commissioner Emeritus Selig received a bachelor’s degree from the University of Wisconsin in 1956. After two years in the United States Army, he joined Selig Ford, Inc. He served as President of Selig Ford (which became Selig Chevrolet in 1982) from 1959 until 1990. Since 1970, he has served as Chairman of the Board and President of Selig Leasing Company Inc. He became President and Chief Executive Officer of the Milwaukee Brewers Baseball Club, Inc. in 1970 and served in that capacity until 1998, when he was elected to the position of

Commissioner of Major League Baseball (“MLB”). He also served as Chairman of the Executive Council of MLB from 1992 to 1998. He now holds the position of Commissioner Emeritus of MLB following his retirement as Commissioner in January of 2015. He is a director of Marcus Corporation and a director emeritus of the Green Bay Packers, Inc. In addition, he is a director of the Greater Milwaukee Committee, the Milwaukee Club, the University of Wisconsin Foundation and Ixonia Bancshares, Inc. and a trustee of the Boys and Girls Clubs of Greater Milwaukee. He is a founder and vice chairman of Athletes for Youth and co-founder of the Child Abuse Prevention Fund. Mr. Selig’s most recent accomplishment was being inducted into the Baseball Hall of Fame on July 30, 2017 in Cooperstown, NY.
Commissioner Emeritus Selig’s individual qualifications include sound judgment, integrity and business management skills gained through his management of several businesses, including his long tenure as MLB Commissioner and as Chief Executive Officer of the Milwaukee Brewers Baseball Club and his family’s automobile businesses. His unique ability to manage by consensus brought change and growth in baseball despite economic and political challenges both inside and outside of baseball. In addition, he is a community leader and an active advisor to several philanthropic organizations.

Paul E. Suckow	Age 70	Director since 2005
Business Fellow and Adjunct Professor, Finance and Economics, Villanova University
Mr. Suckow received a B.S. degree in economics from Bradley University in 1969 and earned an M.B.A. with a concentration in finance from Western Illinois University in 1973. He began his career in finance in 1973 with American National Insurance Company as a securities analyst. In 1975, he became a trust investment officer with First Hutchings-Sealy National Bank. From 1978 to 1981, he was Vice President, Investments, for Sun Insurance Services and from 1981 to 1985, Vice President and Portfolio Manager for Delaware Investment Advisers, Inc. From 1985 to 1992, Mr. Suckow was Executive Vice President and Director of Fixed Income Securities for Oppenheimer Management Corporation, and from 1993 to 1999, he served as Executive Vice President and Chief Investment Officer-Fixed Income for Delaware Investment Advisers, Inc. In 1999, he retired from the investment management industry and began a teaching career as a business fellow and adjunct professor of finance and economics at Villanova University. Since 1978, he has been a Chartered Financial Analyst and is a member of the CFA Institute.
Mr. Suckow’s individual qualifications include his financial literacy evidenced by his position as an adjunct professor of finance and economics and his many years of service in the financial and insurance services industries. In addition, Mr. Suckow has served on the advisory boards of many corporations and is an “audit committee financial expert” within the meaning of SEC rules.

Lawrence E. Washow	Age 63	Director since 2013
Chairman, First Bauxite Corporation Board Member and Partner of Eudora Global, LLC
Mr. Washow received a bachelor’s degree from Miami University in Oxford, Ohio and earned a Master of Business Administration from the Kellogg Graduate School of Management of Northwestern University. Mr. Washow began his career in 1978 at American Colloid Company (which subsequently became a subsidiary of AMCOL International Corporation (“AMCOL”), which is now Mineral Technologies Inc.) In 1986, he was picked to build and lead Chemdal International, a stand-alone subsidiary of AMCOL. Mr. Washow became Chief Operating

Officer of AMCOL in 1998 and President and Chief Executive Officer of AMCOL in 2000 and served in these positions and as a director of AMCOL until 2010. In 2011, Mr. Washow became a board member, and now serves as Chairman, of First Bauxite Corporation. He also serves as a board member and partner of Eudora Global, LLC and is a member of the advisory board of Laviosa Minerals. In addition, he is a private investor and advisor for a number of early stage companies.
Mr. Washow’s individual qualifications include his extensive global experience in minerals, mining, manufacturing and distribution. In addition, Mr. Washow is an “audit committee financial expert” within the meaning of SEC rules and brings to the Board his strong business acumen and broad experience in management, operations, public company governance and compliance obtained through the leadership positions, including president, chief executive officer and board member that he has held with public corporations.

2. Ratification of Appointment of Independent Auditor
The Audit Committee of the Board of Directors appointed Grant Thornton as the Company’s independent auditor for fiscal 2018 at its meeting on October 5, 2017, and has further directed that we submit the appointment of the independent auditor for ratification by the stockholders at the 2017 Annual Meeting. Grant Thornton audited the Company’s consolidated financial statements for the fiscal year ended July 31, 2017. A representative of Grant Thornton is expected to be present at the 2017 Annual Meeting and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.
Stockholder ratification of the appointment of Grant Thornton as the Company’s independent auditor is not required by the Company’s By-Laws or otherwise; however, our Board of Directors is submitting the appointment of Grant Thornton to stockholders for ratification as a matter of responsible corporate practice. If the stockholders fail to ratify the appointment, our Audit Committee will reconsider whether to retain that firm. Even if the appointment is ratified, our Audit Committee in its discretion may direct the appointment of a different independent auditor at any time during the year if our Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE
APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT AUDITOR.
Auditor Fees
The following table shows the aggregate fees for professional services rendered by Grant Thornton for the audit of the Company’s annual financial statements for the years ended July 31, 2017 (“fiscal 2017”) and July 31, 2016 (“fiscal 2016”), and fees billed during those periods for other services rendered by Grant Thornton.

Type of Fees	2017	2016
Audit fees (1)	$604,380	$503,666
Tax fees (2)	$227,953	$275,143
Total	$832,333	$778,809

(1)
Audit fees consist of fees for audit services provided in connection with the audit of our annual financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)
Tax fees consist of fees for tax compliance and statutory filing preparation (“tax compliance”) and fees for tax planning and advice, both international and domestic (“tax planning”). The tax compliance services consisted primarily of the preparation of original and amended tax returns, claims for refunds and support during any income tax audit or inquiry. The tax planning services consisted primarily of research and advice regarding the effect of new tax laws and regulations.

Pre-Approval of Independent Auditor Services
No services specifically prohibited by the Sarbanes-Oxley Act of 2002 will be provided to the Company by the independent auditor. The Audit Committee has adopted a policy that requires the Audit Committee or a member of the Audit Committee to pre-approve all engagements with the Company’s independent auditor. These services include audit services, audit-related services and tax services. In accordance with its pre-approval policy, the Audit Committee or its chair pre-approved all services performed by the independent auditor during fiscal 2017.

3. Advisory Vote on Executive Compensation
The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires that we provide our stockholders with the opportunity to vote to approve or not approve, on an advisory basis, the compensation of our Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”) and certain other executive officers (collectively, “named executive officers”) as defined by Item 402 of Regulation S-K (“Item 402”). This vote on the “say-on-pay” proposal is not intended to address any particular element of our executive compensation, but relates to the information disclosed in the Compensation Discussion and Analysis that is part of the Executive Compensation section of this Proxy Statement (“Compensation Discussion and Analysis”) as well as the compensation tables and related narrative disclosures provided pursuant to Item 402. This is an advisory vote, which means it is non-binding on the Company, our Board of Directors and our Compensation Committee. Although the vote is non-binding, the Compensation Committee will consider the outcome of the vote when making future executive compensation decisions. Stockholders last had the opportunity to cast an advisory vote on a “say-on-pay” proposal at the Company’s annual meeting of stockholders on December 9, 2014, at which time they approved the proposal by an affirmative vote of approximately 74% of shares cast.
As described in detail in the Compensation Discussion and Analysis, our executive compensation program is designed to attract, retain and motivate the executives we need to carry out our strategic plan, mission, goals and values. We seek to align pay and performance by making a meaningful portion of the named executive officers’ incentive compensation at-risk, dependent on achievement of an annual corporate performance target shared by all employees. Additionally, our compensation practices ensure that our programs are aligned with our corporate goals and values. These practices are detailed in the Compensation Discussion and Analysis and include the following:

•	We employ all our employees, including the named executive officers, “at will” without employment contracts.

•
None of our employees, including the named executive officers, are entitled to any payment or accelerated benefit upon change in control of the Company unless such benefits are provided to all participants in the applicable compensation plans.

•	We do not have a prospective severance plan that covers any of our employees, including the named executive officers.

•	We do not pay the tax liability associated with reimbursements for the relatively modest perquisites we provide the named executive officers (i.e., no gross-ups).

•
All U.S.-based salaried employees, including the named executive officers, receive equivalent benefits and those benefits are similar to the benefits provided to our hourly-paid manufacturing employees.

Accordingly, we are asking our stockholders to vote “FOR” the adoption of the following resolution:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K in the Compensation Discussion and Analysis, the compensation tables, and related narrative and tabular disclosures.”
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE EXECUTIVE COMPENSATION SECTION OF THIS PROXY STATEMENT.

4. Advisory Vote on the Frequency of
Future Advisory Votes on Executive Compensation
The Dodd-Frank Act also requires that we provide stockholders with the opportunity to select, on an advisory basis, the frequency with which we seek an advisory vote on the compensation of the named executive officers (a “say-on-frequency” proposal). Stockholders may choose whether they prefer we seek a vote every one, two or three years or they may abstain from voting. As an advisory vote, this proposal is non-binding on the Company. The Compensation Committee and the Board will, however, consider the outcome of the vote when considering the frequency of future advisory votes on executive compensation. Notwithstanding the outcome of the vote, the Board may in the future decide to conduct advisory votes on the compensation of the named executive officers on a more or less frequent basis (but no less frequently than required by law) and may vary its practice based on material changes to the executive compensation programs, the regulatory environment surrounding executive compensation or discussions with stockholders. As required under the Dodd-Frank Act, at least once every six years we will we ask our stockholders to express their preference as to the frequency with which we seek future advisory votes on the compensation of the named executive officers. Stockholders last had the opportunity to cast an advisory vote on a “say-on-frequency” proposal at the Company’s annual meeting of stockholders on December 13, 2011. The frequency receiving the highest number of votes was every three years (approximately 87% of shares cast). Accordingly, our Board of Directors determined at the time to conduct advisory votes on named executive officer compensation on a triennial basis.
The Board of Directors recommends that future advisory votes on named executive officer compensation be held every three years for the following reasons:

•
Our corporate tradition is to capitalize on generational expertise and industry knowledge to create stockholder value over the long term. Similarly, assessing named executive officer compensation better lends itself to review over a longer period of time.

•	Our compensation philosophy has been consistently applied historically and does not change significantly from year to year.

•
Our executive compensation program includes deferred performance-based cash incentive compensation that vests in three-year periods. An advisory vote every three years will allow our stockholders to properly assess our programs in light of the same period of corporate performance.

•
Our Compensation Committee reviews a three-year history of base salary, cash incentive bonus targets and payouts as well as gains on equity awards as part of its review of the compensation of our executive officers. An advisory vote every three years is consistent with this approach.

•	A vote every three years will allow enough time for an evaluation of the results of the previous advisory vote on named executive officer compensation and the implementation of changes, if necessary.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR “THREE YEARS” AS THE FREQUENCY OF FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION.

5. Other Matters
At this time, our Board of Directors is not aware of any matters not referred to herein that might be presented for action at the 2017 Annual Meeting; however, if any other business should properly come before the meeting, votes may be cast in respect to such matters in accordance with the best judgment of the person or persons acting under the proxies.
CORPORATE GOVERNANCE MATTERS

Controlled Company Status
Our Board of Directors has determined that the Company is a “controlled company” within the meaning of the NYSE Corporate Governance Standards. This determination is based on the fact that Class B Stock having more than 75% of the aggregate voting power of our Common Stock and Class B Stock is owned by Richard M. Jaffee, Daniel S. Jaffee, and the Jaffee Investment Partnership, L.P., a Delaware limited partnership of which Richard M. Jaffee and Daniel S. Jaffee are general partners. The remaining three general partners of the Jaffee Investment Partnership, L.P. are all children of Richard M. Jaffee. Richard M. Jaffee has eight, and Daniel S. Jaffee has three, of the 20 total votes of the general partners.
As a “controlled company” we are entitled to rely on exemptions from the NYSE Corporate Governance Standards that would otherwise require the Company to: (a) have a board of directors the majority of which is comprised of independent directors; (b) have a nominating/corporate governance committee comprised entirely of independent directors; and (c) have a compensation committee comprised entirely of independent directors. From time to time in the past, we have elected to rely on all three of these exemptions. Currently, a majority of our Board of Directors is comprised of independent directors, so we are only relying on exemptions (b) and (c) above.
Director Independence
Our Board of Directors has determined that the directors listed below are independent from our management within the meaning of the NYSE Corporate Governance Standards:

J. Steven Cole	Paul E. Suckow
George C. Roeth	Lawrence E. Washow
Allan H. Selig

While our Board of Directors has not adopted any categorical standards for independence, in making these determinations the Board of Directors noted that none of Messrs. Cole, Roeth, Selig, Suckow and Washow:

(a)	receives direct compensation from the Company other than director annual retainers and meeting fees paid to current directors;

(b)	has any relationship with the Company or a third party that would preclude independence under the NYSE Corporate Governance Standards; or

(c)	has any other material relationship with the Company and its management.

In the last three years, we have not made any contributions in excess of $1 million or 2% of our consolidated gross revenues to any tax-exempt organization in which an independent director serves as an executive officer.
Executive Sessions of Non-Management Directors
Non-management directors meet in executive sessions of our Board of Directors in which management directors (Messrs. Richard M. and Daniel S. Jaffee) and other members of management do not participate. These sessions are scheduled for non-management directors at all regular meetings of our Board of Directors. Under our Corporate Governance Guidelines, the Chairman of our Audit Committee (currently Mr. Suckow) presides at all executive sessions of non-management and independent directors unless otherwise determined by the directors attending any given executive session.
Board of Directors Committee Membership and Meetings
The following table sets forth the current membership of the committees of our Board of Directors.

Name	Audit	Compensation	Pension Plan	Retirement Plans	Executive
J. Steven Cole	X				X
Daniel S. Jaffee					X
Richard M. Jaffee			X*	X*	X*
Joseph C. Miller		X
Michael A. Nemeroff		X
George C. Roeth
Allan H. Selig		X*
Paul E. Suckow	X*		X
Lawrence E. Washow	X
Number of Meetings in Fiscal 2017	4	2	4	4	—
* Chairman
During fiscal 2017, our Board of Directors held four meetings. Each director attended 100% of the aggregate number of meetings of our Board of Directors, and each director (other than Mr. Suckow) attended 100% of the aggregate number of meetings of the committees on which he served. Mr. Suckow attended 75% of the aggregate number of meetings of our Pension Plan Committee.
Audit Committee
The Audit Committee Charter sets out the duties and responsibilities of our Audit Committee. Those duties include, without limitation:

•	selection and appointment of the independent auditor, review of its independence and of other services provided by it, and of the fees and other arrangements regarding its services;

•	review with the independent auditor and management of the scope of the audit, and of significant financial reporting issues and judgments;

•	review with the independent auditor and management of the annual audited financial statements and of the quarterly financial statements and press releases;

•	review with the independent auditor and management of the quality and adequacy of internal controls; and

•	preparation of the report required by SEC rules to be included in this Proxy Statement.
A copy of our Audit Committee Charter is available on our website at www.oildri.com and will be provided without charge to any person upon request submitted to Investor Relations, Oil-Dri Corporation of America, 410 North Michigan Avenue, Suite 400, Chicago, Illinois 60611-4213.
Our Board of Directors has determined that each member of our Audit Committee meets the independence and experience requirements of the NYSE. Our Board of Directors also has determined that each member of our Audit Committee is an “audit committee financial expert” within the meaning of SEC rules and that each member meets the accounting or related financial management expertise standard required by NYSE rules.
Compensation Committee
Our Compensation Committee is responsible for review and general oversight of our compensation programs, including all programs in which our executive officers participate. Specifically, our Compensation Committee is responsible for:

•	determining the compensation, including benefits, of our CEO after reviewing the recommendation of the Chairman of the Board;

•
determining the reasonableness of and approving the compensation of our other executive officers as recommended by our CEO (subject to our CEO’s authority to make changes in compensation under certain circumstances during the course of a fiscal year);

•
reviewing and approving the reasonableness of performance measures and payout ranges under our annual incentive plan as these relate to our executive officers (subject to our CEO’s authority to make changes to such performance measures and payout ranges under certain circumstances during the course of a fiscal year) and setting payout ranges for our CEO;

•
administration of our equity incentive plans with assistance from our human resources staff, granting awards under those plans to employees, including our executive officers, and to non-employee directors, and determining whether performance goals for performance awards have been achieved; and

•	making recommendations to our Board of Directors or stockholders on compensation-related matters.
In carrying out these responsibilities, our Compensation Committee acts on recommendations from and consults with the Chairman of the Board and our CEO. During fiscal 2017, our Compensation Committee did not retain an executive compensation consultant. Additional details of our processes and procedures for considering and determining executive compensation are in the Compensation Discussion and Analysis.
In conjunction with the Company’s management, our Compensation Committee has also assessed the Company’s compensation policies and practices for its employees as they relate to the Company’s risk management and risk-taking incentives. Our Compensation Committee has concluded that the Company’s compensation policies and practices for its employees do not create risks or risk-taking incentives that are reasonably likely to have a material adverse effect on the Company.

As allowed by the “controlled company” exemption from the NYSE Corporate Governance Standards, our Compensation Committee is not comprised entirely of independent directors; two members, Messrs. Miller and Nemeroff, have not been determined by our Board of Directors to be independent directors. As also allowed by this “controlled company” exemption, our Compensation Committee does not have a written charter.
Two members of our Compensation Committee, Messrs. Selig and Miller, are non-employee directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and are authorized to act collectively with respect to awards made under our equity incentive plans to individuals subject to Section 16 of that Act, including our executive officers and directors.
Pension Plan Committee
Our Pension Plan Committee acts as an administrator and named fiduciary of the Oil-Dri Corporation of America Pension Plan and is responsible for the management of the plan portfolio. The committee meets quarterly to conduct a review of the performance of the portfolio and the individual portfolio managers. Two directors are currently on the committee. The committee also includes certain employees of the Company who do not receive additional compensation in connection with their service on the committee.
Retirement Plans Committee
Our Retirement Plans Committee acts as administrator and named fiduciary of the Company’s defined contribution retirement plan. One director is currently on the committee. The committee also includes certain employees of the Company who do not receive additional compensation in connection with their service on the committee.
Executive Committee
Our Executive Committee has all of the powers and authority of our Board of Directors in the management of our business and other affairs, subject only to any limitations provided for in our Certificate of Incorporation and our By-Laws (each as amended from time to time) or imposed by applicable law or the NYSE Corporate Governance Standards. Our Executive Committee does not have a written charter. Our Executive Committee did not hold any meetings during fiscal 2017 and historically has only exercised its authority to act on behalf of the Board of Directors in limited circumstances.
Compensation Committee Interlocks and Insider Participation
With the exception of Mr. Miller, who served as an officer of the Company from 1989 to 2000, none of the members of our Compensation Committee is or ever has been an executive officer or employee of the Company. Mr. Nemeroff, a member of our Compensation Committee, is President and Chief Executive Officer of Vedder Price P.C., a law firm that regularly provides services to the Company. There are no Compensation Committee interlocks as defined by SEC rules.
Director Nominations
As allowed by the “controlled company” exemption from the NYSE Corporate Governance Standards, we do not have a standing nominating committee or other committee of our Board of Directors performing a similar function. As a “controlled company,” and with seven of our nine current directors having served on our Board of Directors for at least 10 years, the Board of Directors believes it is appropriate for the Company not to have a nominating committee. It has been our practice, as reflected in our Corporate

Governance Guidelines, that our Chairman recommends to the entire Board of Directors candidates for nomination to the Board of Directors. Directors Richard M. Jaffee, Daniel S. Jaffee, Joseph C. Miller and Michael A. Nemeroff, who have not been determined by the Board of Directors to be independent, participate along with the independent directors in the nominating process. Our Board of Directors may also solicit ideas for possible candidates from a number of sources, including our executives, individuals personally known to members of the Board of Directors and executive search firms.
Our Corporate Governance Guidelines provide that a director who would be 75 years of age or older at the time of election may not stand for re-election unless our Board of Directors postpones or otherwise waives the age 75 service limit as to that director. At its October 18, 2017 meeting, our Board of Directors granted such a waiver with respect to Richard M. Jaffee, our Chairman; J. Steven Cole; Joseph C. Miller, our Vice-Chairman, and Allan H. Selig, Chairman of our Compensation Committee. Our Board of Directors considered a waiver of the age 75 service limit in these cases appropriate and in the best interests of the Company in light of the valuable expertise and experience of Messrs. Jaffee, Cole, Miller and Selig.
We will consider recommendations from stockholders of potential candidates for service on our Board of Directors. Stockholder recommendations of candidates for possible nomination to our Board of Directors must be in writing and must be given either by personal delivery or by United States mail, postage prepaid, to our Corporate Secretary no later than 90 days prior to the anniversary of the filing date of our proxy statement for the preceding year’s annual meeting. The recommendation must set forth the candidate’s name, age, business address and residence address; the candidate’s principal occupation or employment; the number of shares of our Common Stock that are beneficially owned by the candidate; a description of all arrangements or understandings between the stockholder making such recommendation and the candidate and any other person or persons (naming such person or persons) pursuant to which the recommendation is being made by the stockholder; detailed biographical data and qualifications and information regarding any potential conflicts of interest that might prevent or otherwise limit the candidate from serving as an effective member of our Board of Directors; and any other information relating to such candidate that would be required to be disclosed in solicitations of proxies for elections of directors, or would otherwise be required, pursuant to SEC rules. The recommendation must also include the name and address, as they appear in our stock records, of the stockholder making the recommendation; the class and number of shares of our stock beneficially owned by the stockholder and the date such shares were acquired by the stockholder; any material interest of the stockholder in such nomination; any other information that would be required to be provided by a proponent of a stockholder proposal pursuant to SEC rules; and a statement from the recommending stockholder in support of the candidate, references for the candidate and an indication of the candidate’s willingness to serve, if elected.
These director candidate recommendation materials must be sent to the Corporate Secretary at Oil-Dri Corporation of America, 410 North Michigan Avenue, Suite 400, Chicago, Illinois 60611-4213. Properly submitted stockholder recommendations will be given the same consideration and evaluated with the same criteria as internal recommendations.
In evaluating candidates for director, our Board of Directors seeks directors who will best represent the long-term interests of our stockholders. The view of our Board of Directors is that all directors should possess the highest personal and professional ethics, integrity and values. In evaluating the suitability of the candidates, the Board of Directors takes into consideration such factors as it deems appropriate. These factors may include, among other things, issues of character, judgment, independence, age, expertise, diversity of experience, absence of conflicts of interest, length of service and other commitments. Our Board of Directors evaluates these factors, among others, and considers each individual candidate in the context of the current perceived needs of our Board of Directors as a whole and of committees of the Board of Directors. Although we do not have a formal diversity policy, our Board of Directors considers diversity in evaluating candidates for membership to the Board of Directors. As outlined in our Corporate Governance Guidelines, the Board’s objective in choosing candidates is to assemble membership for each committee of the Board of Directors and our Board of Directors as a whole that represents diverse viewpoints that will guide the Company effectively in pursuit of its strategic goals.
Board Leadership Structure and Role in Risk Oversight
Our Board of Directors does not have a policy regarding the separation of the roles of Chairman of the Board and Chief Executive Officer. Currently the roles are separate, but have been combined in the past. Under our Corporate Governance Guidelines, we believe that this issue is simply a part of the larger succession planning process and that it is in the best interests of the Company for the Board of Directors to make a specific determination whenever either office becomes vacant. Our Board of Directors receives regular reports from our CEO, CFO, Chief Operating Officer (“COO”) and Chief Development Officer (“CDO”) and other members of our senior management regarding areas of significant risk to the Company, including operational, strategic, legal, regulatory and financial risks. Certain risks that are under the purview of a committee are monitored by that committee, which then reports to the full Board of Directors as appropriate. For example, our internal audit function, which identifies and manages a wide area of risk company-wide, reports to both the Audit Committee and senior management, who in turn report significant developments to the full Board of Directors. In addition, under its charter, the Audit Committee discusses with management and our independent auditor our risk assessment and risk management policies, as well as our major financial risk exposures and the steps taken to monitor and control such exposures. Similarly, our human resources staff, which identifies and manages compensation risk company-wide, reports to both the Compensation Committee and senior management, who in turn report significant developments to the full Board of Directors.
Communication with the Board of Directors
Our annual meeting of stockholders provides an opportunity each year for stockholders to ask questions of, or otherwise communicate directly with, members of our Board of Directors. It has been our practice, as reflected in our Corporate Governance Guidelines, that all directors attend in person each annual meeting of stockholders. All but one of the members of the Board of Directors attended the 2016 annual meeting in person.
In addition, any stockholder or other interested party may communicate in writing with our Board of Directors, our Audit Committee, our non-management directors, or a particular director by sending a letter addressed to: Board of Directors, Audit Committee, Non-Management Directors or a particular director (as applicable) at Oil-Dri Corporation of America, c/o Corporate Secretary, 410 North Michigan Avenue, Suite 400, Chicago, Illinois 60611-4213. Stockholders may also report concerns anonymously in this manner.
Director Compensation
We seek to provide a competitive compensation program to attract and retain quality non-employee directors. The compensation received by our non-employee directors, other than Richard M. Jaffee (whose consulting agreement is described in the following paragraph), consists of an annual cash retainer of $20,000 and a $3,000 fee for each Board or committee meeting attended in person ($1,500 for attendance by phone). In addition, Mr. Suckow received an annual cash retainer of $15,000 as Chairman of our Audit Committee and Mr. Selig received an annual cash retainer of $7,500 as Chairman of our Compensation Committee. Employee directors do not receive additional compensation for their service on our Board of Directors. Mr. Miller also receives a pension benefit under our pension plan earned during his years of service as an employee.

Directors are also reimbursed for expenses incurred in connection with their services to the Company and their attendance at meetings.
We have a consulting agreement with Richard M. Jaffee, Chairman of our Board of Directors, that was originally entered into in October 1989 and has since been amended four times. The initial term of the agreement (as amended) expired on January 31, 2011; however, pursuant to the terms thereof, it automatically renews for successive one-year periods thereafter unless either party gives the other at least 90 days’ prior written notice of termination. No termination notice has been given by either party and thus the current renewal term of the agreement expires on January 31, 2018. Under the terms of the agreement, Mr. Jaffee performs all assignments given to him from time to time by our Board of Directors or our CEO. He receives an annual consulting fee of $240,000; he does not receive a retainer or any meeting fees as director. We also provide him with an office and administrative support. Mr. Jaffee previously obtained lifetime medical coverage at no cost to him, secondary to the coverage provided by Medicare, under the terms of our Health Care Plan. In addition to that pre-existing benefit, the agreement provides assurances that in the event that our Health Care Plan can no longer cover him for costs above Medicare, we will either purchase coverage (at a cost to us of no more than $10,000 per year) or pay these additional medical expenses directly as if they would otherwise be covered by the Health Care Plan. The Health Care Plan covered all medical expenses during fiscal 2017 without any resort to these assurances. We also pay Mr. Jaffee an annuity of $45,725 annually that he earned during an earlier five years (2001 to 2006) of his consulting agreement. All directors are eligible to defer cash compensation that they receive from the Company into our executive deferred compensation plan. Mr. Jaffee chose to defer the full amount of his consulting fees and his annuity into our executive deferred compensation plan in fiscal 2017. Mr. Jaffee also receives a pension benefit under our pension plan earned during his years of service as an employee.
The following table sets forth information about compensation paid to our directors for their service in fiscal 2017.
Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($)	Total ($)
Richard M. Jaffee	$—	$—	$—	$—	$98,805	$240,000	$338,805
Daniel S. Jaffee (4)	$—	$—	$—	$—	$—	$—	$—
J. Steven Cole	$44,000	$58,830	$—	$—	$—	$—	$102,830
Joseph C. Miller	$33,500	$58,830	$—	$—	$—	$—	$92,330
Michael A. Nemeroff	$33,500	$58,830	$—	$—	$—	$—	$92,330
George C. Roeth	$32,000	$58,830	$—	$—	$—	$—	$90,830
Allan H. Selig	$36,500	$58,830	$—	$—	$—	$—	$95,330
Paul E. Suckow	$62,000	$58,830	$—	$—	$—	$—	$120,830
Lawrence E. Washow	$42,500	$58,830	$—	$—	$—	$—	$101,330

(1)
The amounts reported reflect the grant date fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”). For stock awards, the grant date fair value is the number of shares granted multiplied by the closing price of our Common Stock on the award date.

(2)	There were no option awards to directors in fiscal 2017, and our directors did not hold any options to purchase shares of our Common Stock as of July 31, 2017.

(3)
The amount shown consists of earnings in excess of 120% of the applicable federal rate on the aggregate balances in our executive deferred compensation plan in which Richard M. Jaffee, Chairman of our Board of Directors, participates. Deferrals under this plan earn a return equal to our long-term cost of borrowing plus 1%. No director other than Mr. Richard Jaffee has elected to participate in this plan.

(4)
Directors who are also employees do not receive additional compensation for their service on our Board of Directors. See the Summary Compensation Table that is a part of the Executive Compensation section of this Proxy Statement for information regarding Mr. Jaffee’s compensation as our President and Chief Executive Officer.

Directors’ Option Awards Outstanding Table
As of July 31, 2017, our directors did not hold any options to purchase shares of our Common Stock.
Corporate Governance Guidelines and Code of Ethics
We have adopted Corporate Governance Guidelines and a Code of Ethics and Business Conduct. The Code of Ethics and Business Conduct applies to all of our employees, officers and directors. The Corporate Governance Guidelines and the Code of Ethics and Business Conduct are available on our website at www.oildri.com. We will also provide without charge a copy of either or both documents to any person upon request submitted to Investor Relations, Oil-Dri Corporation of America, 410 North Michigan Avenue, Suite 400, Chicago, Illinois 60611-4213, telephone (312) 321-1515. As allowed by the “controlled company” exemption from the NYSE Corporate Governance Standards, we do not have a corporate governance committee.
We take pride in being a company that emphasizes high moral and ethical values and conducts business with honesty, integrity and a passion for excellence. Our approach is centered on collaboration, communication, and transparency, and we believe in the value of an open and accessible corporate structure.  We have a long history of operating under sound corporate governance practices, including the following:

✓	Annual Election of All Directors.	✓	Confidential Voting.
✓	Non-Management Directors Meet Regularly in Executive Session Without Management.	✓	A Majority of Board is Independent.
		✓	Regular Board and Audit Committee Self-Evaluation Process. The Board and the Audit Committee evaluates their performance each year.
✓	Board Meeting Attendance. Each director attended 100% of the meetings of the Board during the fiscal year.
✓	Board Meeting Agenda. All directors may contribute to the agenda for Board meetings.	✓	Qualifications of Audit Committee. All of the Audit Committee members are “financial experts,” as SEC rules define that term.
✓	Special Meetings. Shareholders have the right to call special meetings.
		✓	Shareholders May Take Action by Written Consent.
✓
Strong Codes of Ethics. We are committed to operating our business with the highest level of integrity and have adopted a Code of Ethics and Business Conduct that applies to all of our employees, officers and directors.

Certain Relationships and Related Party Transactions
Our policy concerning related party transactions is included in our Code of Ethics and Business Conduct. It provides that every employee, officer and director has an obligation to conduct business in a manner that avoids actual or potential conflicts of interest with the Company. Our Code of Ethics and Business Conduct explains what may constitute a conflict of interest, including transactions in which an employee, officer, director or a member of his or her family receives personal benefits as a result of his or her position with the Company; transactions between the Company and an employee, officer, director or family member or a firm in which an employee, director or family member has a significant ownership interest; loans to, or guarantees of obligations of, employees, directors or family members; or the acceptance of gifts or special consideration related to our business. All employees or directors who have any influence on transactions involving purchases, sales, contracts or leases are required by our Code of Ethics and Business Conduct to disclose to a senior officer of the Company or to our general counsel the existence of any actual or potential conflict of interest. Each transaction is then evaluated at an appropriate management level to determine if it is in the best interest (or not contrary to the best interest) of the Company, taking into account factors such as whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. In addition, under our contract approval policy, all contracts obligating the Company to make an individual payment or aggregate payments greater than $100,000 must be reviewed and approved by our CEO.
As a “company controlled” by the family of its founder, from time to time we employ family members of current and former employees or directors, but only if they are at least as qualified as other applicants. All offers of employment made to family members of current employees must be approved by our CEO.
We employ Karen Jaffee Cofsky on a part-time basis as Vice President of Compensation and Benefits. She is the daughter of Richard M. Jaffee, the Chairman of our Board of Directors. She is also the spouse of Thomas F. Cofsky and the sister of Daniel S. Jaffee, both of whom are named executive officers of the Company. Mrs. Cofsky’s compensation is based on her education, experience and the responsibilities of her position. For fiscal 2017, Mrs. Cofsky received a salary of $94,120 and an annual incentive bonus award of $24,707 and an executive deferred bonus award of $9,883 under our annual incentive plan.
Michael A. Nemeroff, a member of our Board of Directors and of its Compensation Committee, is the President and Chief Executive Officer as well as a director and shareholder of Vedder Price P.C., a law firm that regularly provides services to the Company. During fiscal 2017, we paid Vedder Price P.C. $320,782 for fees and cost reimbursements in connection with services provided to the Company.
George C. Roeth, a member of our Board of Directors, is the President and Chief Executive Officer of Central Garden & Pet Company, which is a customer of the Company. Central Garden was a customer of the Company before Mr. Roeth joined Central Garden and before Mr. Roeth became a member of our Board of Directors. Total net sales to Central Garden and its subsidiaries were $394,635 in fiscal 2017.

Report of the Audit Committee of the Board of Directors
The Audit Committee is a standing committee of the Board of Directors comprised solely of independent directors in compliance with the NYSE Corporate Governance Standards. In accordance with its written charter (which is available on our website at www.oildri.com), the Audit Committee assists the Board of Directors in fulfilling its responsibility for monitoring the integrity of our accounting, auditing, financial reporting and internal control practices, and our compliance with legal and regulatory requirements.
Our management is primarily responsible for our financial statements and reporting process, including compliance with accounting and financial reporting principles, internal control over financial reporting and disclosure controls and procedures. Grant Thornton, our independent registered public accounting firm, is responsible for auditing our consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and for issuing a report on those statements. Grant Thornton is also responsible for expressing an opinion on the effectiveness of our internal control over financial reporting. The Audit Committee oversees the financial reporting process on behalf of the Board of Directors. The Audit Committee relies on the expertise and knowledge of our management, internal auditors and independent auditor in carrying out its oversight responsibilities.
The Audit Committee reviewed and discussed our audited consolidated financial statements and related footnotes for fiscal 2017 and our independent auditor’s report on those financial statements with our management and internal audit manager.
Auditing Standard No. 16 adopted by the PCAOB regarding “Communications with Audit Committees” requires certain matters to be discussed between the Audit Committee and the Company’s independent registered public accounting firm. The Audit Committee and Grant Thornton has satisfied this requirement.
The Audit Committee has received the written disclosures and the letter from Grant Thornton required by the applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence and has discussed with Grant Thornton its independence.
Based on the foregoing, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements for fiscal 2017 be included in our Annual Report on Form 10-K for fiscal 2017 filed with the SEC.

AUDIT COMMITTEE

Paul E. Suckow, Chairman
J. Steven Cole
Lawrence E. Washow

EXECUTIVE OFFICERS
The following table gives certain information with respect to our current executive officers.

Name	Principal Occupation for Last Five Years	Age
Daniel S. Jaffee (1)	President and Chief Executive Officer of the Company since 1997.	53
Daniel T. Smith	Vice President, Chief Financial Officer of the Company since June 2012; Vice President, Chief Accounting Officer and Controller of the Company from February 2011 to May 2012; Vice President and Controller of the Company from 2001 to February 2011.	58
Douglas A. Graham	Vice President, General Counsel and Secretary of the Company since March 2011; General Counsel of the Company since February 2011.	54
Mark E. Lewry	Chief Operating Officer of the Company since March 2014; Group President, The Marmon Group/A Berkshire Hathaway Company from July 2011 to April 2013; President and CEO, Conwed Plastics from 2003 to 2011.	59
Michael A. McPherson	Chief Development Officer of the Company since October 2016; Vice President, Business-to-Business Marketing & Business Development of the Company since December 2013; Vice President, Business-to-Business Marketing of the Company from December 2009 to December 2013.	52
All of our executive officers are appointed annually and serve at the pleasure of our Board of Directors.

(1)	Of the persons in this table, only Mr. Daniel Jaffee is also a director. Mr. Daniel Jaffee is the son of our Chairman of the Board, Richard M. Jaffee.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis presents an overview of our compensation program, focusing on the elements of compensation awarded or paid to the named executive officers. This Compensation Discussion and Analysis, the compensation tables and related narrative and tabular disclosures refer to the named executive officers for fiscal 2017, as defined by Item 402 of Regulation S-K. Our current executive officers are listed on the preceding page.
Executive Summary
Our executive compensation program is designed to attract and retain skilled executives and maintain a strong link between corporate financial performance and pay by rewarding achievement of company-wide goals. Our compensation philosophy and objectives emphasize teamwork and close collaboration between executive officers. We employ all executives at-will, without written employment agreements or a prospective severance plan. We provide modest perquisites that are designed to help executives fulfill their duties to the Company. None of our employees, including the named executive officers, are entitled to any payment or accelerated benefit upon change in control of the Company unless such benefits are provided to all participants in the applicable compensation plans. We emphasize our core values and belief in teamwork by focusing on one corporate financial target for all salaried employees in our annual incentive plan. The annual incentive plan also involves communication to employees of expectations for the Company’s performance and links Company performance and annual compensation. As a result, our annual incentive plan provides an opportunity for essentially all salaried employees (including our executive officers) to earn a performance-based cash incentive award. Through such broad-based participation, each salaried employee recognizes that he or she can contribute to our success. Finally, our compensation program provides equivalent benefits for all U.S.-based salaried employees and similar benefits for hourly-paid manufacturing employees.

Fiscal 2017 Compensation Results:

•
Performance-Based Cash Incentive Awards - Our fiscal 2017 corporate financial performance met the threshold for payment of a performance-based cash incentive award and exceeded the target achievement level listed below. Our adjusted, pre-tax, pre-bonus income resulted in payment of cash incentive awards equal to 105% of target bonus, as adjusted by our CEO for individual performance per the discretionary provisions of our annual incentive plan further described below, to eligible employees exempt from the overtime provisions of the Fair Labor Standard Act (the “FLSA”), including our named executive officers (“exempt employees”). Since our fiscal 2017 corporate financial performance met the threshold for payment of a performance-based cash incentive award, cash incentive awards were paid to eligible employees not exempt from the overtime provisions of FLSA (“non-exempt employees”) at 100% of target bonus.

•
Executive Deferred Bonus Awards - Our fiscal 2017 corporate financial performance also met the threshold level for earning executive deferred bonus awards and exceeded the target achievement level listed below. Our adjusted, pre-tax, pre-bonus income resulted in executive deferred bonus awards to our executive officers (other than our CEO) for fiscal 2017 at 105% of target bonus. Although our CEO was not a participant in the executive deferred bonus award portion of our annual incentive plan for 2017, our Compensation Committee awarded him a cash award equal to 105% of target bonus in order to provide him with a comparable award during its meeting on September 8, 2017. Annual cash and executive deferred bonus awards are shown in the Summary Compensation Table in the column captioned “Non-Equity Incentive Plan Compensation.”

•
Equity Incentive Awards - During fiscal 2017, our Compensation Committee made one equity incentive award to a named executive officer under the terms of the Oil-Dri Corporation of America 2006 Long Term Incentive Plan (the “Long Term Incentive Plan”). At its meeting on September 9, 2016, the Committee approved an award of 4,000 restricted shares of Common Stock to our Chief Development Officer, Michael A. McPherson, all of which will “cliff” vest in full on October 19, 2020, provided he is employed by the Company on that date.

•
CEO Base Salary Review - At its September 8, 2017 meeting, our Compensation Committee conducted its annual review of our CEO’s performance. The review included a report by the Chairman of our Board of Directors regarding our CEO’s performance in fiscal 2017, a review of the total direct compensation our CEO received in fiscal 2017 (base salary and cash incentive awards) and company-wide compensation data. Based on such review, our Compensation Committee desired to increase our CEO’s base salary for fiscal 2018 from $650,000 to $700,000, an increase of approximately 7.7%, to better reflect our Compensation Committee’s view of compensation for similarly situated executives and our CEO’s contributions to the Company.

Compensation Philosophy and Objectives
Our compensation philosophy is to provide total compensation opportunities, which include base salary, bonus and a full benefits package, that allow us to attract, retain and motivate the people we need to carry out our strategic plan, mission, goals and values. Our Compensation Committee oversees our compensation and benefits philosophies and practices (generally with regard to all employees and specifically with regard to our executive officers). Our Compensation Committee ensures that the total compensation paid to our executive officers is fair and reasonable.
Compensation Policy
Our compensation policy is to provide our executive officers and other salaried employees with compensation opportunities that:

•	Are competitive with companies of comparable size;

•
Align compensation with the Company’s overall performance by including annual incentive opportunities based on Company performance or other pre-determined performance goals and employees’ levels of responsibility; and

•	Provide longer-term incentives to executive officers and other senior managers to remain with the Company and contribute to our growth.

When comparing our executive compensation with pertinent market data, we refer to publicly available salary surveys prepared and published by several large consulting firms and other information reflecting a broad range of entities. The surveys that we review provide broad-based compensation data for a vast range of positions. We review these surveys and information to obtain a general understanding of current compensation practices for specific positions. On occasion, we also consult with our outside legal counsel whose expertise is in the area of executive compensation. We do not, however, target our executive officers’ compensation at a certain level or percentage based on other companies’ compensation arrangements. Based on our review of these sources, we believe that our compensation policy approximates the median of the marketplace in base salary and the 70th percentile in total cash compensation, if full target bonus is paid under our annual incentive plan.

We follow sound compensation practices to support our compensation policy:

What We Do	What We Don’t Do

Performance-based compensation - We emphasize performance-based compensation in our pay mix.
Compensation based on both annual and long-term goals - Our CEO’s cash and equity awards are contingent on meeting annual and long-term goals, and we provide longer-term incentives to executive officers to remain with the Company and contribute to our growth.
Cap on potential payout under our annual incentive plan - Awards under our annual incentive plan are capped at 200% of target bonus.
Discretion to adjust awards - Our Compensation Committee and our CEO have discretion to adjust performance-based awards if such adjustments would be appropriate based upon our interests and the interests of our stockholders.

Employment agreements - We do not generally enter into written employment with our executive officers.
Severance arrangements - We do not have a prospective severance plan or prospective severance agreements with our executive officers.
Change in control payments - None of our executive officers are entitled to any payment or accelerated benefit upon change in control unless such benefits are provided for in compensation plans that apply to all participants in those plans.
No excessive perquisites - Consistent with a focus on performance, we do not offer excessive perquisites.
Payout of incentive awards solely on individual criteria - We do not pay incentive awards solely for achieving individual or department performance criteria but instead measure performance against a company-wide target to emphasize a focus on teamwork and collaboration.

Overview of Executive Compensation Program and Components
Our compensation program generally provides equivalent benefits for all U.S.-based salaried employees with comparable seniority and similar benefits for hourly-paid manufacturing employees. We provide additional compensation for our senior managers, including our executive officers, designed to reward performance and provide retirement benefits commensurate with the executives’ earnings during their working lives. For fiscal 2017, the principal components of compensation for our executive officers were:

•	Base salary;

•	Annual performance-based cash incentive award;

•	Executive deferred bonus award;

•	Retirement benefits; and

•	Health and welfare benefits and perquisites.
The following charts show the percentage breakdown of the main elements of the compensation for our named executive officers’ compensation for fiscal 2017 and whether the compensation elements are fixed or at risk.

*
Our CEO received a multi-year award of 125,000 restricted shares of Class B Stock in fiscal 2016 which is not reflected in the pay at risk compensation shown above for fiscal 2017. Pursuant to the terms of the award, the shares shall vest in 25,000 share increments over five years, provided he is employed with us on those dates and has met certain performance goals.

Base Salary
Prior to the beginning of each fiscal year, our human resources staff presents to our Compensation Committee, for its review and approval, proposed merit increase guidelines and proposed shifts in the mid-points of all salary ranges and any proposed change in salary ranges for the upcoming fiscal year.
Our Compensation Committee determines the base salary and other compensation to be paid to our CEO for the upcoming year and reviews and approves our CEO’s goals and objectives for that year. In connection with its review and determination, our Compensation Committee considers the input of the Chairman of our Board of Directors, who conducts a detailed review of the performance of our CEO at the end of each fiscal year and presents that review to our Compensation Committee at its first regular meeting of each fiscal year. At that time, the Chairman of our Board of Directors also presents his recommendation for any change in base salary or other compensation components for our CEO and his recommendation for our CEO’s goals and objectives for the upcoming year.
Our Compensation Committee determines the reasonableness of and approves the compensation of our other executive officers as recommended by our CEO. In connection with such determinations, our CEO reviews the performance of, and proposes salary increases (if any) for, all executive officers who reported to him during the fiscal year. Any increases are generally based upon the individual’s performance during the previous year and/or any significant change in responsibilities for the upcoming year. In conducting its review and making its determinations, our Compensation Committee reviews a three-year history of base salary, cash incentive bonus targets and payouts, and gains on equity awards, prepared by our human resources staff. During the fiscal year, our CEO may change the base salary of the executive officers who report to him, without prior approval of our Compensation Committee, due to significant changes in the individual’s responsibilities, to be competitive in the market or for other business reasons. Our CEO exercised this authority during fiscal 2017 as shown below.

During fiscal 2017, changes in base salary for the named executive officers were as follows:

Name	Type of Change	$ of Change (1)	% of Change (2)
Daniel S. Jaffee (3)	Merit/Market Increase	$54,920	9.23%
Daniel T. Smith	Merit Increase	$10,000	4.00%
Thomas F. Cofsky (4)	Merit Increase	$5,180	2.00%
Douglas A. Graham	Merit Increase	$10,000	4.00%
Mark E. Lewry	Merit Increase	$15,000	4.17%
Michael A. McPherson	Promotion	$29,844	17.54%

(1)
The “$ of Change” is the difference in dollars between the base salary in effect at July 31, 2016 (the end of fiscal 2016) and the base salary in effect at the end of fiscal 2017. Not all of the salary adjustments were effective at the beginning of fiscal 2017; some were effective later in the fiscal year.

(2)	The “% of Change” is the dollar change as a percent of base salary in effect at the end of fiscal 2016.

(3)	As noted above, our Compensation Committee determines the base salary and other compensation to be paid to our CEO.

(4)	See footnote 6 to the Summary Compensation Table.
Annual Incentive Plan
Our annual incentive plan provides for a target bonus equal to a percentage of each eligible employee’s annual base salary. This percentage is generally determined by salary grade, which reflects the level of responsibility and expected contribution of the employee’s position to our financial results. For employees in the higher salary grades (including our executive officers), a larger proportion of their compensation takes the form of at-risk incentive compensation than is the case for employees in the lower salary grades. For some of these employees, there is also an opportunity to earn an executive deferred bonus award, as described further below. As part of its annual review of executive compensation, our Compensation Committee sets the bonus opportunity as a percent of base salary for our CEO and determines the reasonableness of the bonus opportunity proposed by our CEO for our other executive officers.
Components of Annual Incentive Plan:

A.
Performance-Based Cash Incentive Award: Our annual incentive plan provides for the possibility of awards based on corporate financial performance. This measure serves to unite all salaried employees to work together to improve the Company’s performance. Generally, if we meet our corporate financial performance target, a full target bonus is paid to each eligible exempt employee. If we fail to meet our corporate financial performance target but meet certain financial performance thresholds, a bonus of less than 100% of target bonus may be paid. If we exceed our corporate financial performance target, bonuses above 100% of target may be paid; however, no employee can receive a bonus greater than 200% of target under this plan. Non-exempt employees would earn 100% of target bonus at the threshold level and at the other applicable levels.

B.
Executive Deferred Bonus Award: Our annual incentive plan also provides the opportunity for our senior managers, including our executive officers, to earn an executive deferred bonus award. This award is designed to reward and retain talented executives. Payment of executive deferred bonus awards is deferred until the vesting date established for each fiscal year’s award. The annual incentive plan also provides for payout of executive deferred bonus awards upon death, retirement, disability or a change in control of the Company. We have established bookkeeping accounts for all executive deferred bonus awards, which earn interest at a rate equal to our long-term cost of borrowing plus one percent (1%). At the request of our CEO, he was not eligible for an executive deferred bonus award for fiscal 2017. All of our other executive officers were eligible. Executive deferred bonus awards awarded for fiscal 2017 performance are deferred and will be paid in full at the end of three years (July 31, 2020), provided the executive is still employed by us at that time.
Operation of the Annual Incentive Plan:
At the beginning of each fiscal year, our CEO presents to our Compensation Committee his proposal for the performance measures that will determine the calculation of the performance-based cash incentive award for that year, along with specific performance targets and payout ranges. Our General Counsel, Vice President of Human Resources and Vice President of Compensation and Benefits each participates in this presentation as well. Our Compensation Committee has the general authority to review and determine the reasonableness of the performance measures, targets and payout ranges (and any changes thereto) as they relate to the total compensation of our executive officers. For fiscal 2017, our Compensation Committee approved the initial proposal presented by the CEO and then subsequently, with the CEO’s approval and in accordance with the terms of the annual incentive plan, adjusted the targets to reflect a reduction in planned spending compared to the budgeted spending and other business decisions made after the development of our fiscal 2017 adjusted corporate budget.
The performance measure under the annual incentive plan for fiscal 2017 was our adjusted pre-tax, pre-bonus income as compared with our fiscal 2017 adjusted corporate budget. Our adjusted pre-tax, pre-bonus income for fiscal 2017 was determined by adjusting pre-tax income as shown in our fiscal 2017 audited consolidated financial statements as follows: (i) adding the total amount of annual incentive plan awards, both cash and executive deferred, awarded for fiscal 2017; and (ii) subtracting the amortization for prior years’ executive deferred bonus awards. As a result of these adjustments, the financial performance measure under the annual incentive plan takes into consideration the full amount of any executive deferred bonus in the fiscal year for which it is awarded, rather than amortizing that bonus over its vesting period.
Under that performance measure and after the effect of the adjustments described above, exempt employees, including our executive officers, would earn bonuses as shown below:

	Adjusted Pre-Tax Pre-Bonus Income	% of Target Bonus Earned
Threshold	$13,817,000	25%
Target	$18,677,000	100%
Maximum	$24,833,000	200%
Additional targets were also specified. If performance fell between two of the specified targets, the target bonus payment percentage would be prorated. No executive deferred bonus was to be awarded unless 95% of target bonus was earned. Non-exempt employees would earn 100% of target bonuses if payouts were made at any of the levels listed above.

The bonus opportunity for fiscal 2017 as a percent of base salary for the named executive officers is shown in the following table:

	Bonus Opportunity as a % of Base Salary
	Threshold				Target			Maximum
	Cash Only (1)	Deferred (2)
	Cash Bonus	Cash Bonus	Defer Bonus	Total Bonus	Cash Bonus	Defer Bonus	Total Bonus	Cash Bonus	Defer Bonus	Total Bonus
Daniel S. Jaffee (3)	12.50%	37.50%	N/A	37.50%	50.00%	N/A	50.00%	100.00%	N/A	100.00%
Daniel T. Smith	8.75%	26.25%	15.00%	41.25%	35.00%	20.00%	55.00%	70.00%	40.00%	110.00%
Thomas F. Cofsky (4)	10.00%	30.00%	15.00%	45.00%	40.00%	20.00%	60.00%	80.00%	40.00%	120.00%
Douglas A. Graham	8.75%	26.25%	9.00%	35.25%	35.00%	12.00%	47.00%	70.00%	24.00%	94.00%
Mark E. Lewry	10.00%	30.00%	15.00%	45.00%	40.00%	20.00%	60.00%	80.00%	40.00%	120.00%
Michael A. McPherson (5)	8.54%	25.63%	11.25%	36.88%	34.17%	15.00%	49.17%	68.34%	30.00%	98.34%

(1)
The threshold for payment of a cash bonus was adjusted pre-tax, pre-bonus income corresponding to the achievement of 84% of our fiscal 2017 adjusted corporate budget. That achievement level would result in payment of 25% of target cash bonus. No executive deferred bonus would be awarded at that level of performance.

(2)
The threshold for earning of an executive deferred bonus award was adjusted pre-tax, pre-bonus income corresponding to the achievement of 95% of our fiscal 2017 adjusted corporate budget. That achievement level would result in an award of 75% of target bonus for both cash and executive deferred bonuses.

(3)	At the request of Mr. Jaffee, he was not eligible for an executive deferred bonus award for fiscal 2017.

(4)	See footnote 6 to the Summary Compensation Table.

(5)	The percentages for Mr. McPherson are blended rates calculated pro rata from the rates applying before and after his promotion in October 2016.
Our fiscal 2017 corporate financial performance met the threshold for payment of a performance-based cash incentive award and exceeded the target achievement level listed below. Our adjusted, pre-tax, pre-bonus income resulted in payment of cash incentive awards equal to 105% of target bonus, as adjusted by our CEO for individual performance per the discretionary provisions of our annual incentive plan further described below, to exempt employees. Since our fiscal 2017 corporate financial performance met the threshold for payment of a performance-based cash incentive award, cash incentive awards were paid to eligible non-exempt employees at 100% of target bonus.

Our fiscal 2017 corporate financial performance also met the threshold level for earning executive deferred bonus awards and exceeded the target achievement level listed below. Our adjusted, pre-tax, pre-bonus income resulted in executive deferred bonus awards to our executive officers (other than our CEO) for fiscal year 2017 at 105% of target bonus.
Although our CEO was not a participant in the executive deferred bonus award portion of our annual incentive plan for 2017, our Compensation Committee considered the dollar value of an executive deferred bonus award that he would have received had he been a participant in that portion of our annual incentive plan as a reference in awarding him a cash award equal to 105% of target bonus in order to provide him with a comparable award during its meeting on September 8, 2017. The award fulfills the intention of the Compensation Committee, stated at its September 9, 2016 meeting, to grant Mr. Jaffee an award equal to the executive deferred bonus award that he would have received had he not chosen to be excluded from that portion of our annual incentive plan for fiscal 2017.

Annual cash and executive deferred bonus awards to our named executive officers are shown in the Summary Compensation Table in the column captioned “Non-Equity Incentive Plan Compensation.”
Our annual incentive plan gives our CEO discretion to adjust the performance measures, targets and payout ranges used for incentive purposes if our CEO determines such change is desirable in the interest of equitable treatment of our employees and the Company as a result of, among other things, extraordinary or nonrecurring events, a corporate reorganization or any other change in circumstances or event; provided, however, that in no event may any employee receive a bonus greater than 200% of target under the plan. Our CEO may also exercise discretion in determining the incentive bonus to be paid under our annual incentive plan to any employee, including our executive officers (except himself), by:

•
Increasing or decreasing any participant’s percent of corporate financial performance bonus earned by up to 25 percentage points, subject to limitations specified in our annual incentive plan. For example, if according to the corporate financial performance measure 75% of the corporate financial performance bonus has been earned, our CEO may adjust an individual participant’s percent of corporate financial performance bonus earned to as little as 50% or as much as 100%.

•	Adjusting individual executive deferred bonus awards downward or upward, based on the participant’s individual performance and/or the performance of the participant’s department or division.

•
Awarding a bonus under the annual incentive plan of up to 25% of the total dollar amount of the overall target bonus pool for all exempt employees (and up to 100% of the total dollar amount of the overall target bonus pool for all non-exempt employees) if the Company fails to achieve the minimum performance otherwise required for payment of an award.

Further, our Compensation Committee may, for a specific fiscal year, grant to our CEO discretionary authority to make additional adjustments to the performance measures, targets and payout ranges, or awards to individual participants, including our executive officers, provided that in no event will our CEO be granted authority to make total awards to any participant which exceed 200% of the participant’s target bonus.
At its September 8, 2017 meeting, our Compensation Committee also reviewed the annual incentive plan performance measure and targets suggested by our CEO for fiscal 2018. The performance measure continues to be corporate financial performance as measured by achievement of target pre-tax, pre-bonus income as specified in our fiscal 2018 annual incentive plan. Annual incentive plan target pre-tax, pre-bonus income for fiscal 2018 will be determined by adjusting pre-tax income as shown in our fiscal 2018 audited consolidated financial statements in the same manner as described above for fiscal 2017.
Retirement Benefits
We seek to retain highly qualified executives, including our executive officers, and reward them for their service, by providing the following retirement benefit plans:

•	Defined benefit pension plan;

•	Supplemental executive retirement plan (“SERP”);

•	Defined contribution retirement plan; and

•	Executive deferred compensation plan.
Retirement benefits under these plans are funded by a combination of employer and employee contributions as described below, thus encouraging employees to take an active part in saving for their own retirement years.

•
Defined benefit pension plan: Our executive officers participate in our Company-funded defined benefit pension plan that provides for pension benefits based on credited years of service and certain cash compensation (principally, base salary and commissions) earned during the highest paid consecutive five years during the last 10 years of employment.

•
Supplemental executive retirement plan: Our SERP provides benefits that would have been provided under our pension plan absent the Code limitations on benefits and on compensation for purposes of calculating benefits, offset by the actual pension benefits. Benefits under the SERP will be paid from our general assets. All employees whose pension plan benefits are limited by the Code will participate in the SERP. Currently, our CEO and COO are the only participants; however, our COO will not be vested in the plan until March 31, 2019.

•
Defined contribution retirement plan: Our executive officers are eligible to participate in our 401(k) retirement savings plan. Under the plan, employees may contribute from 2% to 50% of eligible compensation on a tax-deferred basis, subject to Code limits. We make a matching contribution of $0.50 for each $1.00 of the first 4% of compensation that employees contribute. For employees that were hired prior to May 1, 2012, our matching contribution is immediately vested. For employees that were hired on or after May 1, 2012, the Company’s matching contribution vests in accordance with the following schedule:

Years of Service	Vested Percentage of Company’s Matching Contribution
1 but less than 2	20%
2 but less than 3	40%
3 but less than 4	60%
4 but less than 5	80%
5 or more	100%

If an employee is subject to the above vesting schedule and retires on or after such employee’s 65th birthday, the unvested portion, if any, of the Company’s matching contribution becomes vested.

•
Executive deferred compensation plan: We provide an executive deferred compensation plan to assist executives and non-employee directors in saving for retirement or other financial needs. All executive officers are eligible to participate in this plan. Participating executives may defer up to 50% of base salary and 100% of annual incentive bonus into the plan. We make no contributions. Executives’ deferrals earn interest at a rate equal to our long-term cost of borrowing plus 1%.

Retirement Benefits for the Named Executive Officers shown in the Tables:

•
Summary Compensation Table: The actuarial change in pension and SERP benefits and the earnings in excess of 120% of the applicable federal rate on deferred compensation plan balances are included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table. Our contribution to the 401(k) retirement savings plan is included in the “All Other Compensation” column of that table.

•	Pension Benefits Table: The present value of the accumulated benefits under the pension plan and the SERP is shown in the “Present Value of Accumulated Benefits” column of the Pension Benefits Table.

•
Nonqualified Deferred Compensation Table: Contributions by the named executive officers to our executive deferred compensation plan are shown in the “Executive Contributions in Last Fiscal Year” column of the Nonqualified Deferred Compensation Table. Earnings on balances in that plan are included in the “Aggregate Earnings in Last Fiscal Year” column of that table.

Other Benefits
We provide health and welfare benefits, including medical and dental coverage and life and long-term disability insurance, which are available to our executive officers on the same terms as they are available to other employees. These benefits help us attract and retain talented employees and provide assistance to current employees and their families.
We provide limited perquisites to the named executive officers to assist them in carrying out their duties. These perquisites may include a car allowance and paid parking. The value of these benefits is included in the “All Other Compensation” column of the Summary Compensation Table.
Employment and Severance Arrangements
We do not generally enter into written employment or prospective severance agreements with our executive officers, nor do we have a prospective severance plan that covers any of our executive officers. Currently, our only provisions for benefits upon termination of employment or change in control are in existing compensation plans and apply to all participants in those plans. For example, our equity incentive plans contain provisions for immediate vesting of benefits upon change in control, retirement, disability or death. The Benefits Upon Termination or Change in Control Table contains additional information concerning benefits upon the termination of employment of the named executive officers.
Long-Term Equity Incentives
We generally favor performance-based cash incentives under our annual incentive plan over the use of equity incentive compensation. We continue to recognize, however, that long-term equity incentive compensation can be important in attracting and retaining key employees and outside directors.
During fiscal 2017, our Compensation Committee made one equity incentive award to a named executive officer under the Long Term Incentive Plan. At its meeting on September 9, 2016, the Committee approved an award of 4,000 restricted shares of Common Stock to our Chief Development Officer, Michael A. McPherson, all of which will “cliff” vest in full on October 19, 2020, provided he is employed by the Company on that date.
Equity incentives for our CEO have historically consisted of periodic, multi-year equity awards as well as consideration of an annual cash reward or restricted stock equity award that mirror the value of the executive deferred bonus awards earned by our other executive officers that our CEO would have earned had he not requested to be excluded from the executive deferred bonus portion of our annual incentive plan. Consistent with its historic practice, our Compensation Committee made a multi-year award of 125,000 restricted shares of Class B Stock to our CEO under the terms of the Long Term Incentive Plan during fiscal 2016. Pursuant to the terms of the award, the shares shall vest in 25,000 share increments no earlier than on each of the five subsequent anniversaries of October 19, 2015, provided Mr. Jaffee is employed with us on those dates, and has met certain earnings performance expectations for the prior fiscal year, or has met cumulative performance expectations since the date of the initial award. The Compensation Committee confirmed that Mr. Jaffee met the required performance requirements for fiscal 2016 and fiscal 2017, and therefore, 50,000 shares have vested.

At its September 8, 2017 meeting, our Compensation Committee stated its current intention to grant to our CEO, at a meeting following the end of fiscal 2018, a cash award or an award of restricted shares of Class B Stock under the terms of the Long Term Incentive Plan, if he would have received an executive deferred bonus award as a result of our corporate financial performance in fiscal 2018, had he been a participant in that portion of our annual incentive plan. (As was the case in fiscal years 2008 through 2017, Mr. Jaffee has requested that he not be eligible for an executive deferred bonus award in fiscal 2018.) If corporate financial performance for fiscal 2018 meets the performance threshold for an award, an award may be granted for fiscal 2018 performance. If a stock award is granted, we anticipate that the number of restricted shares awarded would be determined by dividing the value, if any, of an executive deferred bonus award Mr. Jaffee would have received under our annual incentive plan for fiscal 2018, had he been a participant in that portion of our annual incentive plan, by the average closing sale price of our Common Stock for the 30 trading days preceding the date of the grant (or other similar measure determined to be appropriate by our Compensation Committee).
Governance and Other Considerations
Equity Grant Policy
We have a formal equity grant policy, adopted by our Board of Directors in 2007 and amended in 2012 and 2015, which provides that equity awards generally should be made by our Compensation Committee at a regularly scheduled meeting or by our CEO under limited authority granted to him. Our CEO may make grants of either stock options or restricted stock, but the total number of either stock options or shares of restricted stock that our CEO may grant is limited, and the maximum employee award is designated by the employee’s salary grade. Our CEO may generally make awards only four times each year, during the two-week period beginning the third business day following our quarterly earnings release. If the grant date is not an NYSE trading day, then the grant date will be the immediately preceding NYSE trading day.
Prior to the adoption of our formal policy, in the case of grants made by our Compensation Committee, the grant date has been determined in accordance with the requirements of ASC 718. The exercise price has always been the closing sale price of our Common Stock on the date of grant.
Stock Ownership Guidelines

Given that Richard M. Jaffee, Daniel S. Jaffee, and the Jaffee Investment Partnership, L.P. collectively own Class B Stock having more than 75% of the aggregate voting power of our Common Stock and Class B Stock, we do not have guidelines or requirements for stock ownership by our executive officers or our directors. See “Security Ownership of Management” below for information on beneficial ownership of our Common Stock and Class B Stock by our directors and executive officers.
Tax and Accounting Implications

Limitation on Tax Deductibility: Section 162(m) of the Code limits to $1 million the tax deduction we may take for compensation paid to our CEO and the other named executive officers unless the compensation is “performance-based” and paid under a formal compensation plan that meets the Code’s requirements. While our Compensation Committee is mindful of the benefit to us of the full deductibility of compensation, our Compensation Committee believes that it should not be constrained by the requirements of Section 162(m) where those requirements would impair flexibility in compensating our executive officers in a manner that can best promote our corporate objectives. Therefore, our Compensation Committee has not adopted a policy that requires that all compensation be deductible, and it intends to continue to compensate our executive officers in a manner consistent with the best interests of the Company and its stockholders.

Nonqualified Deferred Compensation: We intend that all of our benefit plans comply with Section 409A of the Code. We amended and restated all of our benefit plans that include deferred compensation elements in compliance with Section 409A. We believe we have been operating in good faith with Section 409A since its January 1, 2005 effective date.
Accounting for Stock-Based Compensation: We account for stock-based payments under our equity incentive plans in accordance with ASC 718.

Report of the Compensation Committee of the Board of Directors
The Compensation Committee reviewed and discussed with our management the foregoing Compensation Discussion and Analysis. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Allan H. Selig, Chairman
Joseph C. Miller
Michael A. Nemeroff

Summary Compensation Table
The following table summarizes the total compensation earned by the named executive officers for services provided to the Company during the years detailed below.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total ($)
Daniel S. Jaffee	2017	$650,000	$—	$—	$—	$477,750	$135,611	$84,944	$1,348,305
President and Chief	2016	$595,080	$—	$3,585,250	$—	$624,834	$433,108	$88,384	$5,326,656
Executive Officer	2015	$563,875	$—	$—	$—	$197,356	$201,544	$46,851	$1,009,626

Daniel T. Smith	2017	$259,167	$—	$—	$—	$149,669	$98,022	$16,831	$523,689
Vice President, Chief	2016	$248,333	$—	$177,975	$—	$204,875	$116,434	$16,638	$764,255
Financial Officer	2015	$225,833	$—	$—	$—	$55,329	$50,912	$11,355	$343,429

Thomas F. Cofsky (6)	2017	$263,748	$—	$—	$—	$171,161	$60,102	$18,761	$513,772
Vice President of	2016	$256,083	$—	$23,730	$—	$230,475	$150,628	$19,963	$680,879
Manufacturing-Industrial	2015	$254,000	$—	$—	$—	$64,400	$70,381	$18,825	$407,606

Douglas A. Graham	2017	$255,000	$—	$—	$—	$125,843	$26,928	$13,260	$421,031
Vice President, General	2016	$245,000	$—	$11,865	$—	$172,725	$46,300	$14,049	$489,939
Counsel and Secretary	2015	$225,000	$—	$—	$—	$55,125	$19,322	$13,426	$312,873

Mark E. Lewry	2017	$375,000	$—	$—	$—	$236,250	$47,954	$26,148	$685,352
Chief Operating	2016	$360,000	$—	$—	$—	$324,000	$42,192	$23,011	$749,203
Officer	2015	$350,000	$—	$—	$—	$98,000	$23,621	$25,429	$497,050

Michael A. McPherson	2017	$197,513	$—	$136,760	$—	$108,722	$29,540	$14,187	$486,722
Chief Development	2016	$168,371	$—	$—	$—	$101,022	$45,459	$9,979	$324,831
Officer	2015	$163,200	$—	$—	$—	$28,560	$22,135	$9,531	$223,426

(1)
The amounts reported reflect the grant date fair value of awards computed in accordance with ASC 718. The grant date fair value is the number of shares granted multiplied by the closing price of our Common Stock on the award date. The grant date fair value of an award reflects the accounting expense and may not represent the actual value that will be realized.

(2)	There were no new option awards to the named executive officers during fiscal 2017.

(3)
The 2017 amounts reflect: (i) annual incentive awards equal to 105% of target cash bonuses, as adjusted by our CEO for individual performance per the discretionary provisions of our annual incentive plan; (ii) executive deferred bonuses equal to 105% of target bonus to our named executive officers (other than our CEO); and (iii) a cash award equal to 105% of target bonus to our CEO intended by our Compensation Committee to be an award comparable to the executive bonus award our CEO would have received had he been a participant in the executive deferred bonus award portion of our annual incentive plan for fiscal 2017. Cash bonuses earned are paid following completion of the specified fiscal year. Executive deferred bonuses are awarded based on performance during the specified fiscal year and generally vest (become payable) according to a vesting schedule established by our Compensation Committee for each fiscal year’s award as described under “Compensation Discussion and Analysis – Annual and Deferred Incentive Compensation.”

(4)	The amounts shown in this column for fiscal 2017 are described in the following table:

Change in Pension Value and Nonqualified Deferred Compensation Earnings Table
Name	Change in Pension Value ($) (A)	Nonqualified Deferred Compensation Earnings ($) (B)	Total
Daniel S. Jaffee	$124,833	$10,778	$135,611
Daniel T. Smith	$88,993	$9,029	$98,022
Thomas F. Cofsky	$45,479	$14,623	$60,102
Douglas A. Graham	$25,329	$1,599	$26,928
Mark E. Lewry	$40,418	$7,536	$47,954
Michael A. McPherson	$28,772	$768	$29,540

(A)
The amounts shown include the change in the actuarial present value of benefits under our pension plan during the fiscal year. For Messrs. Jaffee and Lewry, the amounts shown also include the change in the actuarial present value of benefits under our SERP.

(B)
The amount shown for Mr. Jaffee represents earnings from our executive deferred compensation plan that exceed 120% of the applicable federal rate. The amounts shown for Messrs. Smith, Cofsky, Graham and Lewry each represent earnings from our executive deferred compensation plan and the executive deferred bonus portion of our annual incentive plan that exceed 120% of the applicable federal rate. The amount shown for Mr. McPherson represents earnings from the executive deferred bonus portion of our annual incentive plan that exceed 120% of the applicable federal rate.

(5)	The amounts shown in this column for fiscal 2017 are described in the following table:

All Other Compensation Table
Name	Perquisites ($) (A)	Dividends on Unvested Restricted Stock ($) (B)	Interest Earned on Executive Deferred Bonus ($) (C) (D)	401(k) Plan Company Matching Contributions ($)	Post-Termination Compensation ($)	Total ($)
Daniel S. Jaffee	$11,353	$70,125	$—	$3,466	$—	$84,944
Daniel T. Smith	$2,820	$6,600	$2,183	$5,228	$—	$16,831
Thomas F. Cofsky	$10,272	$660	$2,252	$5,577	$—	$18,761
Douglas A. Graham	$6,000	$440	$1,293	$5,527	$—	$13,260
Mark E. Lewry	$6,883	$10,560	$3,165	$5,540	$—	$26,148
Michael A. McPherson	$5,046	$2,640	$1,110	$5,391	$—	$14,187

(A)
Perquisites for the named executive officers generally consist of auto allowances, paid parking, airline executive club memberships, remote Internet access costs and periodical subscriptions. The amounts shown reflect the actual cost to us for providing these perquisites. The perquisites received by Mr. Jaffee consisted of the following which were paid by the Company: $6,300 auto allowance and $5,053 for parking, remote Internet access and related fees, periodical subscriptions, and airline executive club memberships. The perquisites received by Mr. Cofsky consisted of the following which were paid by the Company: $6,300 auto allowance and $3,972 for parking.

(B)	Amounts shown represent dividend payments on unvested shares of restricted stock held by the named executive officers that are reportable as either dividend or ordinary income.

(C)
Executive deferred bonuses awarded under our annual incentive plan earn interest at a rate equal to our long-term cost of borrowing plus 1% as described above under “Compensation Discussion and Analysis – Annual and Deferred Incentive Compensation.” The amounts shown are the interest earned on all unvested executive deferred bonus awards that do not exceed 120% of the applicable federal rate, regardless of the fiscal year in which the awards were earned. For earnings that exceed 120% of the applicable federal rate, see the column titled “Nonqualified Deferred Compensation Earnings” in the table to footnote (4) of this Summary Compensation Table.

(D)	The amount shown for Mr. Jaffee is zero because he has requested to not be eligible for executive deferred bonus awards.

(6)
While Mr. Cofsky’s position and job responsibilities did not change, his position as Vice-President, Manufacturing - Industrial ceased to be classified as an “executive officer” under SEC Rule 3b-7 effective December 13, 2016 due to changes in the Company’s organizational structure.

Grants of Plan-Based Awards during Fiscal 2017
The following table discloses certain information regarding grants of plan-based awards to the named executive officers during fiscal 2017.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)						Equity Plan Awards (2)
	Threshold		Target		Maximum
Name	Cash Bonus ($)	Deferred Bonus ($)	Cash Bonus ($)	Deferred Bonus ($)	Cash Bonus ($)	Deferred Bonus ($)	Grant Date	All Other Stock Awards: Number of Shares of Stock (#)	Grant Date Fair Value of Stock Award ($) (3)
Daniel S. Jaffee	$81,250	$—	$325,000	$—	$650,000	$—	—	—	$—
Daniel T. Smith	$22,677	$38,875	$90,708	$51,833	$181,417	$103,667	—	—	$—
Thomas F. Cofsky (4)	$26,375	$39,562	$105,499	$52,750	$210,998	$105,499	—	—	$—
Douglas A. Graham	$22,313	$22,950	$89,250	$30,600	$178,500	$61,200	—	—	$—
Mark E. Lewry	$37,500	$56,250	$150,000	$75,000	$300,000	$150,000	—	—	$—
Michael A. McPherson	$16,868	$22,220	$67,490	$29,627	$134,980	$59,254	10/19/2016	4,000	$136,760

(1)
The amounts represent the potential range of cash bonus awards and executive deferred bonus awards targeted for fiscal 2017 performance under our annual incentive plan. The actual amounts of cash and executive deferred bonuses awarded for fiscal 2017 are disclosed in the Summary Compensation Table in the column captioned “Non-Equity Incentive Plan Compensation.” For a discussion of the performance metrics applicable to these awards, see “Compensation Discussion and Analysis – Annual and Deferred Incentive Compensation – Operation of the Annual Incentive Plan” above.

(2)	Granted by our Compensation Committee under our Incentive Plan as described in “Compensation Discussion and Analysis - Long-Term Equity Incentives” above.

(3)	Amount represents the total fair value of restricted stock granted in fiscal 2017 under ASC 718.

(4)	See footnote 6 to the Summary Compensation Table.

Outstanding Equity Awards at Fiscal 2017 Year End
The following table provides information on the unvested restricted stock held by the named executive officers as of July 31, 2017. None of the named executive officers held any unexercised stock options as of July 31, 2017.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
Daniel S. Jaffee	100,000	(2)	$4,136,000

Daniel T. Smith	7,500	(3)	$310,200

Thomas F. Cofsky (4)	1,000	(5)	$41,360

Douglas A. Graham	500	(6)	$20,680

Mark E. Lewry	12,000	(7)	$496,320

Michael A. McPherson	4,000	(8)	$165,440

(1)	Market value of our Class B Stock and Common Stock has been calculated using the closing sale price of our Common Stock on July 31, 2017, the last trading day of fiscal 2017, which was $41.36.

(2)	Restricted shares of Class B Stock that vest in 25,000 share increments subject to performance restrictions no earlier than on each of the five subsequent anniversaries of October 19, 2015.

(3)	Restricted shares of Common Stock that are scheduled to “cliff” vest on October 19, 2020.

(4)	See footnote 6 to the Summary Compensation Table.

(5)	Restricted shares of Class B Stock that are scheduled to “cliff” vest on October 19, 2018.

(6)	Restricted shares of Common Stock that are scheduled to “cliff” vest on October 19, 2018.

(7)	Restricted shares of Common Stock that are scheduled to “cliff” vest on April 7, 2019.

(8)	Restricted shares of Common Stock that are scheduled to “cliff” vest on October 19, 2020.

Option Exercises and Stock Vested for Fiscal 2017
The following table provides information for the named executive officers regarding the number of restricted shares of the Company’s stock that vested and the value received upon vesting during fiscal 2017.
The shares acquired and vested by Mr. Jaffee were shares of Class B Stock. None of the Company’s named executive officers exercised stock options during fiscal 2017.

Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Daniel S. Jaffee	25,000	$854,750
Daniel T. Smith	—	$—
Thomas F. Cofsky (2)	—	$—
Douglas A. Graham	—	$—
Mark E. Lewry	—	$—
Michael A. McPherson	—	$—

(1)	The Value Realized on Vesting represents the market price of our Common Stock on the date of vesting multiplied by the number of shares vested.

(2)	See footnote 6 to the Summary Compensation Table.
Pension Benefits for Fiscal 2017
Defined benefit pension plan: All U.S.-based employees participate in our non-contributory, tax-qualified, defined benefit pension plan commencing on the first February 1st or August 1st that follows the date when an employee achieves one year of service and age 21. For salaried employees, including the named executive officers, the pension plan provides for pensions based on credited years of service (capped at 30 years) and Final Average Compensation.
The normal form of benefit is a life annuity with five years certain, payable at normal retirement age. The standard form of payment for a participant who is married is a 50% joint and survivor annuity. Other forms of benefit are available. Each form of benefit has approximately the same relative value. The formula for computation of the normal form of benefit is:

(0.55% of Final Average Compensation)	+	(0.55% of Final Average Compensation that exceeds Social Security Covered Compensation)	*	Years of Credited Service
Final Average Compensation is the monthly average of the participant’s compensation paid during the highest paid consecutive five years during the last 10 years of employment. Compensation for pension plan purposes consists of certain cash compensation, principally base salary and commissions. Social Security Covered Compensation is the average of the taxable wage bases in effect for each calendar year in the 35-year period ending with the year the participant attains Social Security retirement age.

A participant’s right to an accrued benefit becomes non-forfeitable after five years of vesting service. Normal retirement age under the plan is age 65, or the age of the participant when he or she completes five years of vesting service, if later. Salaried participants who have 10 years of service can receive actuarially reduced early retirement benefits as early as age 55. The present value of the accumulated benefit is the same regardless of whether a participant begins to receive benefits at age 65 or at an earlier age. We do not subsidize early retirement benefits.
If a married participant with a non-forfeitable benefit dies prior to commencement of benefit payments, the participant’s spouse will be entitled to a survivor annuity equal to the amount the spouse would have been entitled to receive under a 50% joint and survivor annuity.
SERP: Our SERP provides benefits that would have been provided under our pension plan absent Code limitations on benefits and on compensation for purposes of calculating benefits, offset by the actual pension benefits. All employees whose pension plan benefits are limited by those Code limitations may participate in the SERP. Currently, Daniel S. Jaffee, our CEO, and Mark E. Lewry, our COO, are the only participants; however, Mr. Lewry will not be vested in the plan until March 31, 2019. Benefits provided under the SERP are paid in five equal annual installments beginning six months after the participant’s separation from service; however, if upon termination of employment the present value of the participant’s accumulated benefits does not exceed $50,000, payment will be made in a lump sum, as soon as administratively feasible after the first day of the calendar month that follows six months of separation from service.
The following table shows the present value of the accumulated benefits under the pension plan and under the SERP for each of the named executive officers. No payments were made to any named executive officer under the pension plan or the SERP during fiscal 2017.

Name	Plan Name	Number of Years of Credited Service (#) (1)	Present Value of Accumulated Benefits ($) (2)
Daniel S. Jaffee	Pension Plan	29.75	$634,793
	SERP	29.75	$977,391
Daniel T. Smith	Pension Plan	16.79	$359,735
Thomas F. Cofsky (3)	Pension Plan	30.00	$638,217
Douglas A. Graham	Pension Plan	6.48	$120,391
Mark E. Lewry	Pension Plan	3.33	$74,988
	SERP	3.33	$31,543
Michael A. McPherson	Pension Plan	14.51	$165,262

(1)	Credited service is actual years of employment with the Company to a maximum of 30 years.

(2)
The assumed retirement age used to calculate the actuarial present value for each named executive officer’s accumulated benefits is age 65, the age at which each named executive officer would be eligible to receive unreduced benefits. The other assumptions used are the same as those used to prepare the pension disclosures in the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for fiscal year ended July 31, 2017.

(3)	See footnote 6 to the Summary Compensation Table.

Nonqualified Deferred Compensation for Fiscal 2017
We provide an executive deferred compensation plan in which all executive officers and other senior managers are eligible to participate. Participating executives may defer up to 50% of base salary and 100% of annual cash incentive bonus into the plan. The Company makes no contributions. Executives’ deferrals earn interest at a rate equal to our long-term cost of borrowing plus 1%. Participants are entitled to receive a distribution from their account balances at the earlier of the end of their elected deferral period or upon death or termination of employment prior to age 55. Accounts are distributed in a single lump sum, or in certain circumstances, annual installments over a period of up to 15 years as elected by the participant. In the event of an unforeseen emergency, a participant may apply to the administrative committee of the plan for payment of an amount from the participant’s account balance sufficient to satisfy the emergency need. The plan will terminate upon a change in control of the Company. Immediately prior to such a change in control, or as soon as possible following a change in control, each participant will be paid his account balance. Our executive deferred compensation plan is unfunded and subject to the claims of our creditors.
The following table shows contributions, earnings and balances in our executive deferred compensation plan for the named executive officers during fiscal 2017.

Name	Executive Contributions in Last Fiscal Year ($) (1)	Registrant Contributions in Last Fiscal Year ($) (2)	Aggregate Earnings in Last Fiscal Year ($) (3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Daniel S. Jaffee	$—	$—	$26,372	$108,864	$533,340
Daniel T. Smith	$—	$—	$18,393	$103,782	$340,871
Thomas F. Cofsky (4)	$48,155	$—	$32,542	$88,267	$698,003
Douglas A. Graham	$—	$—	$1,725	$—	$36,508
Mark E. Lewry	$152,216	$—	$13,052	$—	$472,632
Michael A. McPherson	$—	$—	$—	$—	$—

(1)	The amounts in this column are voluntary deductions from salary and cash incentive awards by the named executive officers.

(2)	We make no contribution to the executive deferred compensation plan.

(3)
We credit the accounts under the terms of the plan with an interest rate that is equal to our long-term cost of borrowing plus 1%. The amounts shown include the following amounts exceeding 120% of the applicable federal rate and reported as compensation to the following named executive officers in the Summary Compensation Table: Mr. Jaffee $10,778, Mr. Smith $7,518, Mr. Cofsky $13,065, Mr. Graham $705, Mr. Lewry $5,346.

(4)	See footnote 6 to the Summary Compensation Table.

Equity Compensation Plans
The following table provides information about our equity compensation plans and stock that may be issued upon the exercise of options and rights that have been or may be granted to employees or members of our Board of Directors under those plans as of July 31, 2017.

Plan Category		Number of Shares of Stock to be Issued Upon Exercise of Outstanding Options			Weighted Average Exercise Price of Outstanding Options	Number of Shares of Stock Remaining Available for Future Issuance Under Equity Compensation Plans (excluding those listed in the first column)
Equity Compensation Plan Approved by our Stockholders	(1)	—	Common Stock	(2)	—	344,754	(3)

(1)	This plan is our 2006 Long Term Incentive Plan.

(2)
There are currently no options outstanding. Under this plan, awards made to members of the Jaffee family are for shares of Class B Stock. There were no awards to the Jaffee family outstanding as of July 31, 2017. Awards made to other employees or non-employee directors are for shares of Common Stock.

(3)
Prior to issuance of awards under this plan, it is not possible to determine whether awards will be for shares of Common Stock or shares of Class B Stock. Awards made to members of the Jaffee family will be for shares of Class B Stock. Awards made to other employees or non-employee directors will be for shares of Common Stock.

Benefits upon Termination or Change in Control
The following summaries and table set forth potential payments to the named executive officers upon termination of their employment or a change in control of the Company. None of the named executive officers meet the qualifications for normal or early retirement benefits, so those termination scenarios are not shown.
We do not have a prospective severance plan that covers any of the named executive officers and generally have no employment or prospective severance agreements with the named executive officers.
Our only other provisions for benefits upon termination of employment or change in control are in existing compensation plans and apply to all participants in those plans.

•
Our annual incentive plan provides for immediate vesting, as allowed by law, of a participant’s executive deferred bonus award account upon the participant’s death, disability, or change in control of the Company. Upon retirement, a participant’s executive deferred bonus award account shall become immediately vested if the following conditions are met: (i) the participant’s age plus years of service is equal to or greater than 80, (ii) the participant is eligible for an immediate benefit from the Company’s pension plan and (iii) there is reasonable anticipation of no further services or services of less than 20% of the participant’s pre-retirement level to the Company.

•
Our Incentive Plan and the agreements issued under it provide for immediate vesting of restricted stock and immediate vesting and exercisability of stock options upon a participant’s death, disability or a change in control of the Company. Upon retirement, all stock options become immediately vested and exercisable if the following conditions are met: (i) the participant’s age plus years of service is equal to or greater than 80, (ii) the participant is eligible for an immediate benefit from the Company’s pension plan and (iii) there is reasonable anticipation of no further services or services of less than 20% of the participant’s pre-retirement level to the Company. Upon any of these termination events, the participant, or his beneficiary in the case of the participant’s death, may exercise any outstanding stock options for a period of three years or until their expiration dates, whichever occurs first.
The table below does not include amounts payable to the named executive officers under plans that are generally available on the same basis to all of our salaried employees, such as payments under the pension plan, the 401(k) plan, the life insurance plan, the disability insurance plan and payment of prorated annual incentive compensation. For information regarding pension plan benefits see “Pension Benefits for Fiscal 2017” above.
The table also does not include balances under our executive deferred compensation plan. Those balances and the circumstances under which the named executive officers may receive distributions from that plan are disclosed in the Nonqualified Deferred Compensation Table and the introduction to that table.
Unless otherwise noted, the amounts shown assume that each named executive officer’s employment terminated on July 31, 2017, the last day of our most recently completed fiscal year, and when applicable, the closing sale price of our Common Stock on July 31, 2017, the last trading day of fiscal 2017, which was $41.36.

Name	Annual Incentive Plan Deferred Bonus Account ($) (1)	2006 Long Term Incentive Plan ($) (2)	Total ($)
Daniel S. Jaffee
Change in Control, Death, Disability	$—	$4,136,000	$4,136,000

Daniel T. Smith
Change in Control, Death, Disability	$132,620	$310,200	$442,820

Thomas F. Cofsky (3)
Change in Control, Death, Disability	$136,022	$41,360	$177,382

Douglas A. Graham
Change in Control, Death, Disability	$78,417	$20,680	$99,097

Mark E. Lewry
Change in Control, Death, Disability	$192,106	$496,320	$688,426

Michael A. McPherson
Change in Control, Death, Disability	$70,871	$165,440	$236,311

(1)
The amounts shown reflect each named executive officer’s balance in his executive deferred bonus account of our annual incentive plan. The amounts include executive deferred bonuses awarded for fiscal 2017 that were approved subsequent to July 31, 2017. As explained above, our annual incentive plan provides for immediate vesting and payment, as allowed by law, of a participant’s executive deferred bonus award account upon the participant’s death, disability, retirement under certain circumstances, or change in control of the Company.

(2)
The amounts shown represent, as of July 31, 2017: (a) the market price of any unvested shares of restricted stock; and/or (b) the excess of the market price of the shares of stock underlying unvested stock options over the option exercise price. As of July 31, 2017, none of the named executive officers had any unvested stock options. As explained above, previously unvested shares of restricted stock and stock options become immediately vested upon the events listed.

(3)	See footnote 6 to the Summary Compensation Table.

STOCK OWNERSHIP

Principal Stockholders
The following table sets forth information as of October 16, 2017, except as noted below, regarding beneficial ownership of our Common Stock and Class B Stock by each person or group known to us to hold more than five percent of either class. See “Security Ownership of Management” below for information on beneficial ownership of our Common Stock and Class B Stock by our directors and named executive officers.

		Amount and Nature of Beneficial Ownership (1)
Name and Address of Beneficial Owner	Title of Class	Number of Shares of Common Stock and Class B Stock		Percentage of Outstanding Stock of Class	Percentage of Aggregate Voting Power of Common Stock and Class B Stock
Richard M. Jaffee (2)	Common Stock	—		—	—
410 N. Michigan Avenue	Class B Stock	409,558	(3)(4)(5)	18.77%	15.20%
Chicago, IL 60611

Daniel S. Jaffee (2)	Common Stock	—		—	—
410 N. Michigan Avenue	Class B Stock	384,505	(5)(6)	17.62%	14.27%
Chicago, IL 60611

Jaffee Investment Partnership, L.P.	Common Stock	—		—	—
410 N. Michigan Avenue	Class B Stock	1,250,000	(4)	57.28%	46.40%
Chicago, IL 60611

Dimensional Fund Advisors LP	Common Stock	379,403	(7)	7.42%	1.41%
Building One	Class B Stock	—		—	—
6300 Bee Cave Road
Austin, TX 78746

GAMCO Asset Management Inc. et al.	Common Stock	838,534	(8)	16.40%	3.11%
One Corporate Center	Class B Stock	—		—	—
Rye, NY 10580

Renaissance Technologies LLC	Common Stock	420,773	(9)	8.23%	1.56%
800 Third Avenue	Class B Stock	—		—	—
New York, NY 10022

T. Rowe Price Associates, Inc.	Common Stock	616,330	(10)	12.05%	2.29%
100 East Pratt Street	Class B Stock	—		—	—
Baltimore, MD 21202

Harvey Partners, LLC	Common Stock	86,130	(11)	1.68%	0.32%
551 Fifth Avenue, 36th Floor	Class B Stock	—		—	—
New York, NY 10176

(1)
Beneficial ownership is determined according to SEC rules and generally includes any shares over which a person possesses sole or shared power to vote or to direct the disposition of a security as well as any shares that such person has the right to acquire within 60 days of October 16, 2017, including through the exercise of options or other rights or the conversion of another security. Unless otherwise indicated, all beneficial ownership in this table indicates sole voting and investment power. The applicable percentage ownership for each person listed below is based upon 5,114,186 shares of Common Stock and 2,182,381 shares of Class B Stock outstanding as of the close of business on October 16, 2017. Shares of Common Stock and Class B Stock subject to options, warrants or other rights that are exercisable or convertible within 60 days after October 16, 2017, are deemed outstanding for the purpose of calculating the percentage ownership of the person holding those options, warrants or other rights but are not treated as outstanding for the purpose of calculating the percentage ownership of any other person.

(2)	Daniel S. Jaffee is Richard M. Jaffee’s son.

(3)
Consists of 290,895 shares held in a revocable trust of which Richard M. Jaffee is the grantor and, during his lifetime, the trustee and sole beneficiary, and 118,538 shares held in an irrevocable trust, of which he is currently the trustee.

(4)
Jaffee Investment Partnership, L.P. is managed by its general partners, generally acting by a majority vote. One of the general partners, Richard M. Jaffee, has eight votes. Each of the remaining four general partners, Daniel S. Jaffee, Karen Jaffee Cofsky, Susan Jaffee and Nancy E. Jaffee, all children of Richard M. Jaffee, have three votes. Richard M. Jaffee, as the managing general partner, might be deemed to have, but disclaims, beneficial ownership of the partnership’s shares, which are not reflected in his share ownership shown in this table.

(5)	Does not include shares beneficially owned by Jaffee Investment Partnership, L.P.

(6)
Consists of 384,505 shares of Class B Stock directly owned by Daniel S. Jaffee (100,000 of which are restricted shares), 2 shares of Class B Stock owned by his spouse, 5,625 shares of Class B Stock he owns as trustee for his children and 125 shares of Class B Stock held in joint tenancy with his spouse. Of the 100,000 restricted shares of Class B Stock: (a) 25,000 shares became non-forfeitable on October 19, 2017 and (b) an additional 25,000 shares become non-forfeitable no earlier than on each of the three subsequent anniversaries of October 19, 2017.

(7)
Information is as provided by the reporting persons in a Schedule 13G/A filed with the SEC on February 9, 2017. Based on such Schedule 13G/A, Dimensional Fund Advisors LP (“Dimensional”), a registered investment adviser, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In certain cases, subsidiaries of Dimensional may act as adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional or its subsidiaries may possess voting and/or investment power over the shares of Common Stock owned by the Funds, and may be deemed to be the beneficial owner of those shares under applicable SEC rules. Although such Schedule 13G/A identifies Dimensional as having sole voting power over 374,186 shares of Common Stock and sole dispositive power over 379,403 shares of Common Stock, Dimensional disclaims beneficial ownership of such shares and reports that all of these shares are owned by the Funds.

(8)
Information is as provided by the reporting persons in a Schedule 13D/A filed with the SEC on April 10, 2017. Such Schedule 13D/A filed by Gabelli Funds, LLC (“Gabelli Funds”), GAMCO Asset Management, Inc. (“GAMCO”), Teton Advisors, Inc. (“Teton Advisors”), GGCP, Inc. (“GGCP”), GAMCO Investors, Inc. (“GBL”), Associated Capital Group, Inc. (“AC”) and Mario J. Gabelli reports: (a) 138,100 shares of Common Stock beneficially owned by Gabelli Funds; (b) 570,334 shares of Common Stock beneficially owned by GAMCO; (c) 128,300 shares of Common Stock beneficially owned by Teton Advisors; (d) 300 shares of Common Stock beneficially owned by Gabelli & Company Investment Advisers, Inc. and (e) 1,500 shares of Common Stock beneficially owned by AC. The Schedule 13D/A reports that each such entity has sole voting and sole dispositive power over the shares reported as beneficially owned by it, except that: (i) GAMCO does not have the authority to vote 47,000 of the reported shares; (ii) Gabelli Funds has sole dispositive and voting power with respect to the shares held by such funds so long as the aggregate voting interest of all joint filers does not exceed 25% of their total voting interest in the Company and, in that event, the proxy voting committee of each fund shall respectively vote that fund’s shares; (iii) at any time, the proxy voting committee of each fund shall of each such fund may take and exercise in its sole discretion the entire voting power with respect to the shares held by such fund under special circumstances such as regulatory considerations; and (iv) the power of Mario J. Gabelli, AC, GBL and GGCP is indirect with respect to securities beneficially owned directly by other reporting persons.

(9)
Information is as provided by the reporting persons in a Schedule 13G/A filed with the SEC on February 14, 2017. Such Schedule 13G/A filed by Renaissance Technologies LLC, an investment adviser (“RTC”), and Renaissance Technologies Holdings Corporation, majority owner of RTC (“RTHC”), reports that RTC and RTHC have sole voting power over 404,125 shares of Common Stock, sole dispositive power over 415,835 shares of Common Stock, and shared dispositive power over 4,938 shares of Common Stock.

(10)
Information is as provided by the reporting persons in a Schedule 13G/A filed with the SEC on February 7, 2017. Such Schedule 13G/A filed by T. Rowe Price Associates, Inc., a registered investment adviser (“Price Associates”), and T. Rowe Price Small-Cap Value Fund, Inc. reports that Price Associates held sole voting power over 70,230 shares of Common Stock and sole dispositive power over 616,330 shares of Common Stock, and T. Rowe Price Small-Cap Value Fund, Inc. held sole voting power over 546,100 shares of Common Stock. Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(11)
Information is as provided by the reporting persons in a Schedule 13G/A filed with the SEC on February 14, 2017. Based on such Schedule 13G/A, Harvey Partners, LLC (“Harvey Partners”) is the investment manager of the following entities, which hold the following number of shares of Common Stock: (a) Harvey SMidCap Fund, LP, which holds 36,987 shares of Common Stock; and (b) Harvey Master Fund, L.P., which holds 49,143 shares of Common Stock. As the investment manager of such entities, Harvey Partners possesses the sole power to vote and the sole power to direct the disposition of the aggregate 86,130 shares of Common Stock held by such entities. James A. Schwartz and Jeffrey C. Moskowitz, the managing members of Harvey Partners, share voting and investment power with respect to all securities beneficially owned by Harvey Partners.

Security Ownership of Management
The following table shows the number of shares of Common Stock and Class B Stock beneficially owned as of October 16, 2017 by our directors, by the named executive officers and by our directors and named executive officers as a group.

Name of Beneficial Owner (1)	Number of Shares of Common Stock		Percentage of Outstanding Common Stock	Number of Shares of Class B Stock (2)		Percentage of Outstanding Class B Stock
Richard M. Jaffee (3)	—	(4)	*	409,558	(4)	18.77%
Daniel S. Jaffee (3)	—	(4)	*	384,505	(4)	17.62%
Thomas F. Cofsky (3)	586	(5)	*	64,453	(6)	2.95%
J. Steven Cole	28,000	(7)	*	—		*
Joseph C. Miller	20,534	(8)	*	—		*
Michael A. Nemeroff	21,901	(9)	*	—		*
George C. Roeth	1,500	(10)	*	—		*
Allan H. Selig	32,000	(9)	*	—		*
Paul E. Suckow	20,128	(9)	*	—		*
Lawrence E. Washow	8,000	(11)	*	—		*
Daniel T. Smith	9,651	(12)	*	—		*
Douglas A. Graham	3,500	(13)	*	—		*
Mark E. Lewry	12,000	(14)	*	—		*
Michael A. McPherson	4,000	(15)	*	—		*
All Directors and Named Executive Officers as a Group	161,800	(16)	3.16%	858,516	(17)	39.34%

          * Does not exceed 1%

(1)
Beneficial ownership is determined according to SEC rules and generally includes any shares over which a person possesses sole or shared power to vote or to direct the disposition of a security as well as any shares that such person has the right to acquire within 60 days of October 16, 2017, including through the exercise of options or other rights or the conversion of another security. Unless otherwise indicated, the individuals listed in this table have sole voting and investment power with respect to the shares owned by them, and such shares are not subject to any pledge. The applicable percentage ownership for each person listed is based upon 5,114,186 shares of Common Stock and 2,182,381 shares of Class B Stock outstanding as of the close of business on October 16, 2017. Shares of Common Stock and Class B Stock subject to options, warrants or other rights that are exercisable or convertible within 60 days after October 16, 2017, are deemed outstanding for the purpose of calculating the percentage ownership of the person holding those options, warrants or other rights, but are not treated as outstanding for the purpose of calculating the percentage ownership of any other person.

(2)	Except for Richard M. Jaffee, Daniel S. Jaffee and Thomas F. Cofsky, none of our directors or named executive officers own any shares of Class B Stock.

(3)	Thomas F. Cofsky is Richard M. Jaffee’s son-in-law and Daniel S. Jaffee’s brother-in-law.

(4)
Does not include shares beneficially owned by Jaffee Investment Partnership, L.P. For information regarding the shares beneficially owned by Richard M. Jaffee and Daniel S. Jaffee, see the table under “Principal Stockholders” above and the notes thereto.

(5)	Consists of 512 shares of Common Stock owned by Mr. Cofsky and 74 shares of Common Stock owned by his spouse.

(6)
Consists of 11,835 shares of Class B Stock directly owned by Thomas F. Cofsky (1,000 of which are restricted shares that are scheduled to “cliff” vest in full on October 19, 2018), 42,867 shares of Class B Stock owned by his spouse, 9,375 shares of Class B Stock his spouse owns as trustee for their children, and 376 shares of Class B Stock held in joint tenancy with his spouse.

(7)
Consists of 26,700 shares of Common Stock owned by Mr. Cole (1,500 of which are restricted shares that are scheduled to “cliff” vest in full on December 13, 2018) and 1,300 shares of Common Stock owned by his spouse.

(8)
Includes 16,525 shares of Common Stock held by Mr. Miller as trustee for the benefit of his spouse and 1,500 restricted shares of Common Stock awarded on December 13, 2016, scheduled to “cliff” vest on December 13, 2018.

(9)	Includes 1,500 restricted shares of Common Stock awarded on December 13, 2016, scheduled to “cliff” vest on December 13, 2018.

(10)	Consists of 1,500 restricted shares of Common Stock awarded on December 13, 2016, scheduled to “cliff” vest on December 13, 2018.

(11)
Includes 1,500 restricted shares of Common Stock awarded on December 15, 2014, scheduled to “cliff” vest on December 15, 2017 and 1,500 restricted shares of Common Stock awarded on December 13, 2016, scheduled to “cliff” vest on December 13, 2018.

(12)	Includes 7,500 restricted shares of Common Stock awarded on September 9, 2015, scheduled to “cliff” vest on October 19, 2020.

(13)	Includes 500 restricted shares of Common Stock awarded on September 9, 2015, scheduled to “cliff” vest on October 19, 2018.

(14)	Consists of 12,000 restricted shares of Common Stock awarded on April 7, 2014, scheduled to “cliff” vest on April 7, 2019.

(15)	Consists of 4,000 restricted shares of Common Stock awarded on October 19, 2016, scheduled to “cliff” vest on October 19, 2020.

(16)
Includes 37,500 restricted shares of Common Stock: (a) 1,500 of which become non-forfeitable on December 15, 2017, (b) 500 of which become non-forfeitable on October 19, 2018, (c) 12,000 of which become non-forfeitable on December 13, 2018, (d) 12,000 of which become non-forfeitable on April 7, 2019 and (e) 11,500 of which become non-forfeitable on October 19, 2020. The number of shares of Common Stock owned beneficially by our directors and named executive officers as a group represents approximately 3.2% of the number of outstanding shares of Common Stock and approximately 0.6% of the aggregate voting power of the Common Stock and Class B Stock.

(17)
Includes 101,000 restricted shares of Class B Stock: (a) 1,000 of which become non-forfeitable on October 19, 2018, (b) 25,000 shares became non-forfeitable on October 19, 2017 and (c) an additional 25,000 shares become non-forfeitable no earlier than on each of the three subsequent anniversaries of October 19, 2017. Does not include shares beneficially owned by Jaffee Investment Partnership, L.P. For information regarding the shares held by the partnership, see the table under “Principal Stockholders” above and the notes thereto. The number of shares of Class B Stock owned beneficially by our directors and named executive officers as a group represents approximately 39.3% of the number of outstanding shares of Class B Stock and approximately 31.9% of the aggregate voting power of the Common Stock and Class B Stock.

Section 16(a) Beneficial Ownership Reporting Compliance
Under SEC rules, our directors, executive officers and beneficial owners of more than 10% of the Company’s Common Stock or Class B Stock are required to file reports of their ownership and changes in that ownership with the SEC. Based solely on our review of copies of these reports and representations of the reporting persons, we believe that during the fiscal year ended July 31, 2017, all reportable transactions were reported and all required reports were timely filed with the SEC except for one transaction of Daniel S. Jaffee that was not reported on a timely basis on a Form 4 as a result of an administrative error, but which was subsequently reported on a Form 4.

OIL-DRI
CORPORATION OF AMERICA

ATTN: INVESTOR RELATIONS
OIL-DRI CORPORATION OF AMERICA
410 N. MICHIGAN AVE #400
CHICAGO, IL 60611-4213

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Oil-Dri Corporation of America in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

HOUSEHOLDING REVOCATION
If you wish to revoke your consent to the receipt of stockholder information in a single package per household, you may do so by calling 1-866-540-7095.

If you vote your proxy through the Internet or by telephone, you do NOT need to mail back your card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E33782-P98228 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

OIL-DRI CORPORATION OF AMERICA

Annual Meeting Proxy Card

A Election of Directors

The Board of Directors recommends that you vote FOR each of the listed nominees:

1. Nominees:

01) J. Steven Cole	06) George C. Roeth
02) Daniel S. Jaffee	07) Allan H. Selig
03) Richard M. Jaffee	08) Paul E. Suckow
04) Joseph C. Miller	09) Lawrence E. Washow
05) Michael A. Nemeroff	

For All ☐ Withhold All ☐ For All Except ☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

B Issues

The Board of Directors recommends that you vote FOR proposals 2 and 3:

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

The Board of Directors recommends that you vote for THREE YEARS with respect to proposal 4:

	1 Year	2 Years	3 Years	Abstain
4. Selection, on an advisory basis, of the frequency of future advisory votes on the compensation of the named executive officers.	☐	☐	☐	☐

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐
HOUSEHOLDING ELECTION - please indicate if you consent to receive certain future investor communications in a single package per household.	☐	☐

Please sign exactly as your name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on December 12, 2017: The Company's 2017 Proxy Statement (the "Proxy Statement") and its 2017 Annual Report on Form 10-K are available at: http://www.oildri.com/2017proxymaterials.

E33783-P98228

Proxy - OIL-DRI CORPORATION OF AMERICA

This Proxy is solicited on Behalf of the Board of Directors

The undersigned hereby appoints Richard M. Jaffee, Daniel S. Jaffee and Douglas A. Graham as Proxies, each with the full power to appoint his substitute (the action of one, if only one be present and acting, to be in any event controlling), and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock and Class B Stock of Oil-Dri Corporation of America held of record by the undersigned at the close of business on October 16, 2017, at the Annual Meeting of Stockholders to be held at The Standard Club, 320 South Plymouth Court, Chicago, Illinois on December 12, 2017, at 9:30 a.m., local time, and any adjournments thereof, upon the proposals described in the Notice of Annual Meeting of Stockholders and Proxy Statement, both dated October 30, 2017, the receipt of which is hereby acknowledged. The Proxies, in their discretion, are further authorized to vote for the election of a person to the Board of Directors if any of the nominees named herein becomes unavailable to serve, and to vote on any other matters which may properly come before the Annual Meeting and any adjournments thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR all nominees listed in Proposal 1, FOR Proposal 2 to ratify the appointment of Grant Thornton LLP as independent auditor, FOR Proposal 3 to approve the compensation of the named executive officers disclosed in the Proxy Statement, and THREE YEARS with respect to Proposal 4 regarding the selection of the frequency of future advisory votes on the compensation of the named executive officers. This Proxy will be voted with discretionary authority to the Proxies appointed hereby on all other matters that may properly come before the Annual Meeting and any adjournments thereof.

Please mark, sign, date and mail the proxy card promptly using the enclosed envelope.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on reverse side.)